EXECUTION VERSION

CREDIT AGREEMENT

among

CEMEX, S.A.B. de C.V.,
as Borrower

and

CEMEX MÉXICO, S.A. de C.V.,
as Guarantor

and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as Lender

US$500,000,000

Dated as of June 25, 2008

TABLE OF CONTENTS
Continued

5.17	Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity	26
5.18	Pension and Welfare Plans	26
5.19	Environmental Matters	26
5.20	Margin Regulations	27

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR		28

6.01	Corporate Existence and Power	28
6.02	Power and Authority; Enforceable Obligations	28
6.03	Compliance with Law and Other Instruments	28
6.04	Consents/Approvals	28
6.05	Litigation; Material Adverse Effect	29
6.06	No Immunity	29
6.07	Governmental Regulations	29
6.08	Direct Obligations; Pari Passu	29
6.09	No Recordation Necessary	29
6.10	Financial Information	30
6.11	Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity	30

ARTICLE VII AFFIRMATIVE COVENANTS		30

7.01	Financial Reports and Other Information	30
7.02	Notice of Default and Litigation	32
7.03	Compliance with Laws and Contractual Obligations, Etc.	32
7.04	Payment of Obligations	32
7.05	Maintenance of Insurance	32
7.06	Conduct of Business and Preservation of Corporate Existence	33
7.07	Books and Records	33
7.08	Maintenance of Properties, Etc.	33
7.09	Use of Proceeds	33
7.10	Pari Passu Ranking	33
7.11	Transactions with Affiliates	33
7.12	Maintenance of Governmental Approvals	34
7.13	Measurement Date	34
7.14	Inspection of Property	34
7.15	Payment of Bridge Facility	34

ARTICLE VIII NEGATIVE COVENANTS		34

8.01	Financial Conditions	34
8.02	Liens	35
8.03	Consolidations and Mergers	37
8.04	Sales of Assets, Etc.	38
8.05	Change in Nature of Business	38

TABLE OF CONTENTS
Continued

8.06	Margin Regulations	38

ARTICLE IX OBLIGATIONS OF GUARANTOR		38

9.01	The Guaranty	38
9.02	Nature of Liability	38
9.03	Unconditional Obligations	38
9.04	Independent Obligation	39
9.05	Waiver of Notices	39
9.06	Waiver of Defenses	39
9.07	Bankruptcy and Related Matters	40
9.08	No Subrogation	41
9.09	General Limitation on Guaranty	42
9.10	Covenants of the Guarantor	42

ARTICLE X EVENTS OF DEFAULT		42

10.01	Events of Default	42
10.02	Remedies	45
10.03	Default Interest	45

ARTICLE XI MISCELLANEOUS		45

11.01	Notices	45
11.02	Amendments and Waivers	45
11.03	No Waiver; Cumulative Remedies	46
11.04	Payment of Expenses, Etc.	46
11.05	Indemnification	46
11.06	Successors and Assigns	47
11.07	Right of Set-off	49
11.08	Confidentiality	49
11.09	Use of English Language	49
11.10	GOVERNING LAW	49
11.11	Submission to Jurisdiction	50
11.12	Appointment of Agent for Service of Process	50
11.13	Waiver of Sovereign Immunity	51
11.14	Judgment Currency	51
11.15	Counterparts	52
11.16	USA PATRIOT Act	52
11.17	Severability	52
11.18	Survival of Agreements and Representations	52

SCHEDULES

Schedule 1.01(a)	--	Commitments

Schedule 1.01(b)	--	Lending Offices

Schedule 1.01(c)	--	Notice Details

Schedule 5.06	--	Litigation

Schedule 5.10	--	Subsidiaries

Schedule 6.05	--	Litigation

Schedule 8.02(e)(i)	--	Liens

EXHIBITS

Exhibit A	--	Form of Note

Exhibit B	--	Notice of Borrowing

Exhibit C	--	Form of Assignment and Assumption Agreement

Exhibit D	--	Form of Opinion of Special New York Counsel to the Borrower and the Guarantor

Exhibit E	--	Form of Opinion of Mexican Counsel to the Borrower and the Guarantor

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of June 25, 2008 among CEMEX, S.A.B de C.V., a sociedad anónima bursátil de capital variable organized and existing pursuant to the laws of the United Mexican States (the “Borrower”), CEMEX MÉXICO, S.A. de C.V., a sociedad anónima de capital variable organized and existing pursuant to the laws of the United Mexican States (the “Guarantor”) and BANCO BILBAO VIZCAYA ARGENTARIA, S.A. acting through its NEW YORK BRANCH (the “Lender”).

RECITALS

WHEREAS, the Borrower entered into a bridge facility in the amount of US$1.2 billion, dated as of October 24, 2006 (as modified, amended or supplemented the “Bridge Facility”), among the Borrower, the Guarantor, Empresas Tolteca de México, S.A. de C.V. and BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer as lender;

WHEREAS, the Borrower proposes to partially refinance the Bridge Facility and enter into a new term loan credit agreement; and

WHEREAS, the Guarantor is willing to guaranty all of the Obligations of the Borrower.

NOW, THEREFORE, each of the Parties hereto hereby agrees as follows:

ARTICLE I
DEFINITIONS

1.01  Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acquired Subsidiary” means any Subsidiary acquired by the Borrower or any other Subsidiary after the date hereof in an Acquisition, and any Subsidiaries of such Acquired Subsidiary on the date of such Acquisition.

“Acquiring Subsidiary” means any Subsidiary of the Borrower or any one of its Subsidiaries solely for the purpose of participating as the acquiring party in any Acquisition, and any Subsidiaries of such Acquiring Subsidiary acquired in such Acquisition.

“Acquisition” means any merger, consolidation, acquisition or lease of assets, acquisition of securities or business combination or acquisition, or any two or more of such transactions, if upon the completion of such transaction or transactions, the Borrower or any Subsidiary thereof has acquired an interest in any Person who is deemed to be a Subsidiary under this Agreement and was not a Subsidiary prior thereto.

“Adjusted Consolidated Net Tangible Assets” means, with respect to any Person, the total assets of such Person and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), including any write-ups or restatements required under Mexican FRS (other than with respect to items referred to in clause (ii) below), after deducting therefrom (i) all current liabilities of such Person and its Subsidiaries (excluding the current portion of long-term debt) and (ii) all goodwill, trade names, trademarks, licenses, concessions, patents, unamortized debt discount and expense and other intangibles, all as determined on a consolidated basis in accordance with Mexican FRS.

“Affected Lender” has the meaning specified in Section 3.07(a).

“Affiliate” means, in relation to any Person, a Subsidiary of that Person or a Holding Company of that Person or any other Subsidiary of that Holding Company.

“Agreement” means this Credit Agreement, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

“Applicable Margin” means, at any date, 1.325%.

“Assignee” has the meaning specified in Section 11.06(b).

“Assignment and Assumption Agreement” means an assignment and assumption agreement in substantially the form of Exhibit C.

“Base Rate” means, for any day, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2% per annum, in each case as in effect for such day. Any change in the Prime Rate announced by the Reference Banks shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan made with, converted to or maintained at a rate of interest calculated with reference to the Base Rate.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing” means the amount of the Loan hereunder to be made to the Borrower pursuant to ARTICLE II on the Disbursement Date by the Lender.

“Borrowing Request” means a Notice of Borrowing.

“Business Day” means any day that is also a day for trading by and between banks in Dollar deposits in the London interbank market, excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, USA or Mexico City, Mexico, or is a day on which banking institutions located in New York or Mexico are authorized or required by law or other governmental action to close.

“Capital Lease” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Mexican FRS and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with Mexican FRS.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designed) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Commitment” means the aggregate principal Dollar amount set forth opposite the name of the Lender in Schedule 1.01(a).

“Commitment Letter” means the commitment letter, dated as of June 12, 2008, entered into between the Borrower and the Lender.

“Confidential Information” means information that the Borrower or the Guarantor furnishes to the Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Lender from a source other than the Borrower or the Guarantor that is not, to the best of the Lender’s knowledge, acting in violation of a confidentiality agreement with the Borrower or Guarantor or any other Person.

“Consolidated” refers to the consolidation of accounts in accordance with Mexican FRS.

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) to the extent not included in (a) above, payments during such period in respect of the financing costs of financial derivatives in the form of equity swaps.

“Consolidated Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Interest Expense” means, for any period, the total gross interest expense of the Borrower and its consolidated Subsidiaries allocable to such period in accordance with Mexican FRS.

“Consolidated Net Debt” means, at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of the Borrower and its Subsidiaries at such date, plus (b) to the extent not included in Debt, the aggregate amount of all derivative financing in the form of equity swaps outstanding at such date (save to the extent cash collateralized) minus (c) all Temporary Investments of the Borrower and its Subsidiaries at such date.

“Consolidated Net Debt / EBITDA Ratio” means, the ratio of (a) Consolidated Net Debt to (b) EBITDA for the period of four consecutive fiscal quarters immediately preceding, which shall be calculated based on the most recently available consolidated financial statements of the Borrower and its Subsidiaries as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, loan agreement or other agreement to which such Person is a party or by which it or any of its property or assets is bound.

“Credit Party” means either the Borrower or the Guarantor.

“Debt” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all Debt of others secured by a Lien on any asset of such Person, up to the value of such asset, as recorded in such Person’s most recent balance sheet, (vi) all obligations of such Person with respect to product invoices incurred in connection with export financing, and (vii) all obligations of such Person under repurchase agreements for the stock issued by such Person or another Person. For the avoidance of doubt, Debt does not include Derivatives. With respect to the Borrower and its subsidiaries, the aggregate amount of Debt outstanding shall be adjusted by the Value of Debt Currency Derivatives solely for the purposes of calculating the Consolidated Net Debt / EBITDA Ratio. If the Value of Debt Currency Derivatives is a positive mark-to-market valuation for the Borrower and its subsidiaries, then Debt shall decrease accordingly, and if the Value of Debt Currency Derivatives is a negative mark-to-market valuation for the Borrower and its subsidiaries, then Debt shall increase by the absolute value thereof.

“Debt Currency Derivatives” means derivatives of the Borrower and its subsidiaries related to currency entered into for the purposes of hedging exposures under outstanding Debt of the Borrower and its subsidiaries, including but not limited to cross-currency swaps and currency forwards.

“Default” means any condition, event or circumstance which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

“Derivatives” means any type of derivative obligations, including but not limited to equity forwards, capital hedges, cross-currency swaps, currency forwards, interest rate swaps and swaptions.

“Disbursement Date” means the date on which the Loan is made by the Lender.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars”, “$” and “U.S.$” each means the lawful currency of the United States.

“EBITDA” means, for any period, the sum for the Borrower and its Subsidiaries, determined on a consolidated basis of (a) operating income (utilidad de operación), (b) cash interest income and (c) depreciation and amortization expense, in each case determined in accordance with Mexican FRS consistently applied for such period. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Net Debt / EBITDA Ratio (but not Consolidated Fixed Charge Coverage Ratio), (i) if at any time during such Reference Period the Borrower or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period (but when the Material Disposition is by way of a lease, income received by the Borrower or any of its Subsidiaries under such lease shall be included in EBITDA) and (ii) if at any time during such Reference Period the Borrower or any of its Subsidiaries shall have made any Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such Reference Period. Additionally, if since the beginning of such Reference Period any Person that subsequently shall have become a Subsidiary or was merged or consolidated with the Borrower or any of its Subsidiaries as a result of a Material Acquisition occurring during such Reference Period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or any of its Subsidiaries during such Reference Period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such Reference Period.

“Effective Date” has the meaning specified in Section 4.01.

“Environmental Action” means any audit procedure, action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, technical standard (norma técnica or norma oficial Mexicana), code, order, judgment, decree or judicial agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes the Borrower and that is treated as a single employer under Sections 414(b) or (c) of the U.S. Internal Revenue Code.

“Event of Default” has the meaning specified in Section 10.01.

“Federal Funds Rate” means, for any relevant day, the overnight Federal funds rate as published for such day in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or, if such rate is not published for any day, the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotation for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation” for such day under the caption “Federal Funds Effective Rate”). If on any relevant day the appropriate rate for such previous day is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Lender of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of recognized standing of Federal funds transactions in New York City selected by the Lender.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Foreign Financial Institution” means an institution registered as a foreign financial institution with the Ministry of Finance in the Mexican Banking and Financial Institutions, Pensions, Retirement and Foreign Investment Funds Registry for purposes of Article 195, Section I of the Mexican Income Tax Law.

“Funding Losses” has the meaning specified in Section 3.03.

“Governmental Authority” means any branch of power or government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including any central bank or taxing or environmental authority), any entity or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory, administrative or investigative functions of or pertaining to government.

“Guarantor” has the meaning specified in the preamble hereto.

“Hazardous Materials” means (a) radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

“Holding Company” means, in relation to a company or a corporation, any other company or corporation in respect of which it is a Subsidiary.

“Indemnified Party” has the meaning specified in Section 11.05.

“Interest Payment Date” means June 30 and December 30 of each year, beginning on December 30, 2008, and ending on the Maturity Date. If such payment date falls on a date that is not a Business Day, such date shall be deemed to be the immediately preceding Business Day.

“Interest Period” means (i) initially, the period commencing on the date of such Borrowing and ending on December 30, 2008 and (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending six (6) months thereafter; provided, however, that:

(1)  any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to paragraph (3) below, be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(2)  any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(3)  any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

“Lender” means BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, each Assignee which becomes a Lender pursuant to Section 11.06(b), and each of their respective successors or assigns.

“Lending Office” means, with respect to the Lender, (a) the office or offices specified as its “Lending Office” or “Lending Offices” in Schedule 1.01(b) or (b) such other office or offices of the Lender as it may designate as its Lending Office by notice to the Borrower.

“LIBOR”  means for any Interest Period, the offered rate for deposits in Dollars for such corresponding period which appears on Telerate Page 3750 as of approximately 11:00 a.m. (London time) on the second London Business Day prior to the first day of such Interest Period; provided that (i) if such rate does not appear on Telerate Page 3750, “LIBOR” shall mean, for such Interest Period, the average of the rates for deposits in Dollars for such corresponding period which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m. (London time) on the second London Business Day prior to the first day of such Interest Period, (ii) if such rate or rates do not appear on either Telerate Page 3750 or the Reuters Screen LIBOR Page, the Lender will request the principal London offices of each of four major banks in the London interbank market, as selected by the Lender and approved by the Borrower, to provide the Lender with its offered quotations for deposits in Dollars for such corresponding period in an amount not less than one million Dollars ($1,000,000) to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the second London Business Day prior to the beginning of such Interest Period for delivery on the first day of such Interest Period and if at least two such quotations are so provided, “LIBOR” for such Interest Period shall mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of such quotations and (iii) less than two offered rates are quoted to the Lender, “LIBOR” shall mean, for such Interest Period, the arithmetic mean (rounded upwards, if necessary, as aforesaid) of the respective rates at which deposits in Dollars in an amount not less than one million Dollars ($1,000,000) for such corresponding period are offered by each of three major banks in the City of New York selected by the Lender and approved by the Borrower to leading European banks at approximately 11:00 a.m. (New York time) on the second Business Day prior to the beginning of such Interest Period for delivery on the first day of such Interest Period.

“LIBOR Loan” means any Loan made or maintained at a rate of interest calculated with reference to LIBOR.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. The Borrower or any Subsidiary of the Borrower shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

“Loan” has the meaning specified in Section 2.01(a) hereof.

“Material Acquisition” any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary or any Person which becomes a Subsidiary or is merged or consolidated with the Borrower or any of its Subsidiaries, in each case, which involves the payment of consideration by the Borrower and its Subsidiaries in excess of U.S.$25,000,000 (or the equivalent in other currencies).

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the Notes or the rights and remedies of the Lender under this Agreement or any of the Notes or (c) the ability of the Borrower and/or the Guarantor to perform their Obligations under this Agreement, the Notes, the Notice of Borrowings, any certificates, waivers, or any other agreement delivered pursuant to this Agreement.

“Material Debt” means Debt (other than the Loans) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount outstanding exceeding U.S.$50,000,000 (or the equivalent thereof in other currencies).

“Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of U.S.$25,000,000 (or the equivalent in other currencies).

“Material Subsidiary” means, at any date, (a) each Subsidiary of the Borrower (if any) (i) the assets of which, together with those of its Subsidiaries, on a consolidated basis, without duplication, constitute 5% or more of the consolidated assets of the Borrower and its Subsidiaries as of the end of the then most recently ended fiscal quarter for which quarterly financial statements have been prepared or (ii) the operating profit of which, together with that of its Subsidiaries, on a consolidated basis, without duplication, constitutes 5% or more of the consolidated operating profit of the Borrower and its Subsidiaries for the then most recently ended fiscal quarter for which quarterly financial statements have been prepared and (b) the Guarantor.

“Maturity Date” means April 29, 2011.

“Measurement Date” means any of the dates specified in Section 7.13.

“Mexican FRS” means, Mexican Financial Reporting Standards (normas de información financiero) as in effect from time to time and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 7.01, except that for purposes of Section 8.01, Mexican FRS means Mexican Financial Reporting Standards as in effect on December 31, 2007. In the event that any change in Mexican FRS shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such change in Mexican FRS with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change in Mexican FRS had not occurred.

“Mexico” means the United Mexican States.

“Ministry of Finance” means the Ministry of Finance and Public Credit of Mexico.

“Notice of Borrowing” means a notice substantially in the form of Exhibit B annexed hereto.

“Note” means a Mexican pagaré (promissory note) of the Borrower in substantially the form of Exhibit A, evidencing the obligation of the Borrower to repay the Loan made by the Lender.

“Obligations” means, (a) with respect to the Borrower, all of its indebtedness, obligations and liabilities to the Lender, now or in the future existing under or in connection with the Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due, and (b) with respect to the Guarantor, all of its indebtedness, obligations and liabilities to the Lender, now or in the future existing under or in connection with the Transaction Documents, in each case whether direct or indirect, absolute or contingent, due or to become due.

“Obligors” means the Borrower and the Guarantor.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges, imposts, duties, fees, or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, registration, performance or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document and which are imposed, levied, collected or withheld by any Governmental Authority.

“Participant” has the meaning specified in Section 11.06(d).

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which any Credit Party or any of its ERISA Affiliates has any liability.

“Permitted Liens” has the meaning specified in Section 8.02.

“Person” means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or other business entity or Governmental Authority, whether or not having a separate legal personality.

“Prime Rate” means the average of the rate of interest publicly announced by each of the Reference Banks from time to time as its Prime Rate in New York City, the Prime Rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Lender in connection with extensions of credit to debtors of any class, or generally.

“Process Agent” has the meaning specified in Section 11.12(a).

“Qualified Receivables Transaction” means a sale, transfer, or securitization of receivables and related assets by the Borrower or its Subsidiaries, including a sale at a discount, provided that (i) such receivables have been sold, transferred or otherwise conveyed, directly or indirectly, by the originator thereof in a manner that satisfies the requirements for a sale, transfer or other conveyance under the laws and regulations of the jurisdiction in which such originator is organized; (ii) at the time the sale, transfer or securitization of receivables is put in place, the receivables are derecognized from the balance sheet of the Borrower or its Subsidiary in accordance with the generally accepted accounting principles applicable to such Person in effect as at the date of such sale, transfer or securitization; and (iii) except for customary representations, warranties, covenants and indemnities, such sale, transfer or securitization is carried out on a non-recourse basis or on a basis where recovery is limited to the collection of receivables.

“Reference Banks” means three banks in the London interbank market, initially Barclays Bank PLC, Citibank, N.A. and Banco Bilbao Vizcaya Argentaria, S.A.

“Regulation T, U, or X” means Regulation T, U, or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Requirement of Law” means, as to any Person, any law, ordinance, rule, regulation or requirement of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the Chief Financial Officer, the Corporate Planning and Finance Director, the Finance Director or the Comptroller of such Person.

“Subsidiary” means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of (a) in the case of a corporation, the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by (X) such Person, (Y) such Person and one or more of its other Subsidiaries or (Z) one or more of such Person’s other Subsidiaries.

“Syndicated Loan” means that syndicated revolving loan facility in the amount of US$ 1.2 billion, dated as of May 31, 2005 (as modified, amended or supplemented) among the Borrower, the Guarantor, Empresas Tolteca de México, S.A. de C.V., Barclays Bank plc, New York Branch, as administrative agent, and the several other lenders and agents party thereto.

“Taxes” means any and all present or future income, stamp, sales or other taxes, levies, imposts, duties, deductions, fees, charges or withholdings, and all liabilities with respect thereto collected, withheld or assessed by any Governmental Authority, excluding, (a) in the case of the Lender and any Tax Related Persons, such taxes (including income taxes or franchise taxes) as are imposed on or measured by its net income or capital by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized or maintains a Lending Office or its principal office or as are imposed on the Lender or any of their Tax Related Persons (as the case may be) as a result of a present or former connection between the Lender or such Tax Related Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, the Transaction Documents) and (b) any taxes, levies, imposts, deductions, charges or withholdings to the extent imposed by reason of the Lender’s failure to (i) register as a Foreign Financial Institution with the Ministry of Finance and (ii) be a resident (or have a principal office which is a resident, if the Lender lends through a branch or agency) for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation (but only in respect of those taxes payable in excess of taxes that would have been payable had the Lender complied with those conditions).

“Tax Related Person” means any Person whose income is realized through, or determined by reference to, the Lender.

“Temporary Investments” means, at any date, all amounts that would, in conformity with Mexican FRS consistently applied, be set forth opposite the caption “cash and cash equivalent” (“efectivo y equivalentes de efectivo”) or “temporary investments” (“inversiones temporales”) on a consolidated balance sheet of the Borrower at such date.

“Tender Offer” means any offer made by the Borrower or any of its Subsidiaries to acquire at least 50.1% of the issued and outstanding shares of a target company or a controlling interest in such target company.

“Transaction Documents” means a collective reference to this Credit Agreement, the Notes, any Assignment and Assumption Agreement, the Commitment Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Value of Debt Currency Derivatives” means, on any given date, the aggregate mark-to-market value of Debt Currency Derivatives, expressed as a positive number (if, on a mark-to-market basis, such aggregate amount reflects a net amount owed to the Borrower and its subsidiaries) or as a negative number (if, on a mark-to-market basis, such aggregate amount reflects a net amount owed by the Borrower and its subsidiaries).

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

1.02  Other Definitional Provisions.

(a)  The terms “including” and “include” are not limiting and mean “including but not limited to” and “include but are not limited to”.

(b)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)  The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

(d)  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

(e)  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.03  Accounting Terms and Determinations. All accounting and financing terms not specifically defined herein shall be construed in accordance with Mexican FRS.

ARTICLE II
THE LOAN

2.01  The Loan.

(a)  Commitment. The Lender agrees on the terms and conditions hereinafter set forth to make a loan (“Loan”) to the Borrower on the Disbursement Date hereof in an aggregate amount not to exceed its Commitment. The Lender’s Commitment shall expire immediately and without further action ten (10) Business Days after the date of this Agreement if the Loan is not made on or before that date. Amounts borrowed under this subsection 2.1(a) and subsequently repaid may not be reborrowed.

(b)  Borrowing Mechanism. The Loan made on the Disbursement Date shall not exceed the aggregate amount of the Lender's Commitment. The Borrower shall deliver to the Lender a duly executed Notice of Borrowing prior to 12:00 P.M. (noon), New York City time on the second Business Day prior to the Disbursement Date specifying the amount of the proposed borrowing. Upon satisfaction or waiver of the applicable conditions set forth in ARTICLE IV, the Lender will make available the proceeds of the Loan to the Borrower in Dollars and in immediately available funds at the bank account to be designated by the Borrower to the Lender.

(c)  Repayment. The aggregate principal amount of the Loan shall be due and payable in full on the Maturity Date.

(d)  Voluntary Prepayment. The Borrower may not voluntarily prepay the Loan, except in the circumstances set forth in Section 3.05.

(e)  Notes. The Loan made by the Lender pursuant hereto shall be evidenced by a Mexican pagaré of the Borrower (the “Note”), payable to the order of the Lender, representing the obligation of the Borrower to pay the unpaid principal amount of the Loan made by the Lender, with interest thereon as prescribed in Section 2.02 and qualifying as a título ejecutivo in México. The Lender is hereby authorized to record in its books and records and on any schedule annexed to its Note, the date and amount of the Loan made by the Lender and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by the Lender to effect such recordation shall not affect the obligations of the Borrower hereunder. Prior to the transfer of a Note, the Lender shall record such information on any schedule annexed to and forming a part of such Note. Any transfer or assignment of the Note shall satisfy the requirements of Section 11.06(b).

2.02  Interest

(a)  LIBOR Loans. The Loan shall bear interest through maturity at a rate per annum equal to the sum of LIBOR plus the Applicable Margin.

(b)  Default Interest. Notwithstanding the foregoing, if any principal of, or interest on, the Loan or any other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus LIBOR.

(c)  Payment of Interest. Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date for the Loan, on the Maturity Date and upon acceleration of the Loan; provided that in the event of any prepayment of the Loan pursuant to Section 3.05, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment.

(d)  Computation. All interest hereunder shall be computed on the basis of a year of 360 days. Applicable LIBOR shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

ARTICLE III
TAXES, PAYMENT PROVISIONS

3.01  Taxes.

(a)  Any and all payments by the Borrower or the Guarantor, as the case may be, to the Lender under this Agreement and the other Transaction Documents shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes unless required by law. In addition, the Borrower shall promptly pay all Other Taxes.

(b)  Except as otherwise provided in Section 3.01(c), the Borrower and the Guarantor jointly and severally agree to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (without duplication) excluding in each case United States backup withholding Taxes imposed because of payee underreporting (including any Taxes or Other Taxes (without duplication) imposed by any jurisdiction on amounts payable under this Section 3.01) paid by or assessed against the Lender in respect of any sum payable hereunder and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, except to the extent that such penalties, interest, additions to tax or expenses are incurred solely as a result of any gross negligence or willful misconduct of the Lender. Payment under this indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor, setting forth in reasonable detail the basis and calculation of such amounts (such written demand shall be presumed correct, absent significant error).

(c)  If the Borrower or the Guarantor, as the case may be, shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, then:

(i)  the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01, but excluding in each case United States backup withholding Taxes imposed because of payee underreporting) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, that, the Borrower shall not be required to increase any amounts payable to the Lender to the extent such increased amounts would be in excess of the amounts that would have been payable to the Lender had the Lender complied with the requirements of Section 3.01(f) or to the extent provided in Section 3.01(g);

(ii)   the Borrower or the Guarantor, as the case may be, shall make such deductions and withholdings; and

(iii)   the Borrower or the Guarantor, as the case may be, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(d)  Within thirty (30) days after the date of any payment by the Borrower or the Guarantor, as the case may be, of Taxes or Other Taxes, the Borrower or the Guarantor, as the case may be, shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Lender.

(e)  If the Borrower or the Guarantor, as the case may be, is required to pay additional amounts to the Lender pursuant to Section 3.01(c) other than amounts related to the withholding of Mexican tax at the rate applicable to interest payments received by foreign financial institutions registered with the Secretaría de Hacienda y Crédito Público as a Foreign Financial Institution for the purposes of Article 195, Section I of the Mexican Income Tax law, then the Lender shall, upon reasonable request by the Borrower or the Guarantor, use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office, issuing office, or office for receipt of payments by the Borrower and the Guarantor hereunder, as the case may be, so as to eliminate or reduce the obligation of the Borrower or the Guarantor, as the case may be, to pay any such additional amounts which may thereafter accrue or to indemnify the Lender in the future, if such change in the reasonable judgment of the Lender is not otherwise disadvantageous to the Lender.

(f)  The Lender shall, from time to time at the request of the Borrower, promptly furnish to the Borrower such forms, documents or other information (which shall be accurate and complete) as may be reasonably required to establish any available exemption from, or reduction in the amount of, applicable Taxes (including, but not limited to, evidence of tax residence of the Lender given by the applicable tax authority within one year from the date of the deduction or withholding by the Borrower of any Taxes or Other Taxes); provided, however, that the Lender shall not be obliged to disclose information regarding its tax affairs or computations to the Borrower in connection with this paragraph (f), it being understood that the identity of any Person shall not be considered for these purposes as information regarding its tax affairs or computations. The Borrower shall be entitled to rely on the accuracy of any such forms, documents or other information furnished to it by any Person and shall have no obligation to make any additional payment or indemnify any Person for any Taxes, interest or penalties that would not have became payable by such Person had such documentation been accurate.

(g)  In the case of an assignment, transfer, grant of a participation or designation of a new Lending Office, the Borrower and the Guarantor shall not be required to pay or increase any amounts, pursuant to this Section 3.01 following such event, in excess of the amounts the Borrower and the Guarantor were required to pay or increase immediately prior to such an event, except to the extent of increases in such amounts resulting from a change in applicable law occurring after such event.

(h)  If the Lender receives a refund or credit in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower or the Guarantor, as the case may be, pursuant to Section 3.01(b) and such refund or credit is directly and clearly attributable to this Agreement, it shall notify the Borrower or the Guarantor, as the case may be, of the amount of such refund or credit and shall return to the Borrower or the Guarantor, as the case may be, such refund or the benefit of such credit; provided, however, that (A) the Lender shall not be obligated to make any effort to obtain such refund or credit or to provide the Borrower or the Guarantor with any information on or justification for the arrangement of its tax affairs or otherwise disclose to the Borrower, the Guarantor or any other Person any information that it considers to be proprietary or confidential, and (B) the Borrower or the Guarantor, as the case may be, upon the request of Lender shall return the amount of such refund or the benefit of such credit to the Lender, if the Lender is required to repay the amount of such refund or the benefit of such credit to the relevant authorities within six (6) years of the date the Borrower or the Guarantor, as the case may be, is paid such amount by the Lender.

(i)  The agreements in this Section 3.01 shall survive the termination of this Credit Agreement and the payment of the Borrower’s Obligations.

3.02  General Provisions as to Payments.

(a)  All payments to be made by the Borrower or the Guarantor, as the case may be, shall be made without set-off, counterclaim or other defense. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Lender at the Lender’s Payment Office, and shall be made in Dollars and in immediately available funds, no later than 3:30 p.m. (New York City time) on the dates specified herein. Any payment received by the Lender later than 3:30 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(b)  Except and to the extent otherwise specifically provided herein, whenever any payment to be made hereunder is due on a day which is not a Business Day, the date for payment thereof shall be extended to the immediately following Business Day and, if interest is stated to be payable in respect thereof, interest shall continue to accrue to such immediately following Business Day.

3.03  Funding Losses. If the Borrower makes any payment of principal with respect to the Loan on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow the Loan after notice has been given to the Lender in accordance with Section 2.01(b), the Borrower shall reimburse the Lender within fifteen (15) days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or reemploying deposits bearing interest by reference to LIBOR from third parties (“Funding Losses”), provided the Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the computations for the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

3.04  Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

(a)  the Lender determines that by reason of circumstances affecting the London interbank market, reasonably adequate means do not exist for ascertaining LIBOR applicable to such Interest Period or that deposits in Dollars (in the applicable amounts) are not being offered in the London interbank market for such Interest Period,

(b)  then the Lender shall forthwith give notice thereof to the Borrower. In the event of any such determination or advice, the Loan shall be converted to a Base Rate Loan as of the date of such notice. Each determination by the Lender hereunder shall be conclusive absent manifest error.

3.05  Capital Adequacy. If the Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule, or regulation regarding capital adequacy, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of increasing the Lender’s cost of maintaining its Commitment or making or maintaining the Loan or reducing the rate of return on the Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Lender could have achieved but for such adoption, effectiveness, change, or compliance (taking into consideration the Lender’s policies with respect to capital adequacy), then, upon notice from the Lender to the Borrower, the Borrower shall be obligated to pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction in amount received. Each determination by the Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. The Lender will, upon request, provide a certificate in reasonable detail as to the amount of such increased cost or reduction in amount received and method of calculation.

Upon the Lender’s making a claim for compensation under this Section 3.05, (i) the Lender shall use commercially reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or assign its rights and obligations hereunder to another of its offices, branches or affiliates so as to eliminate or reduce any such additional payment by the Borrower which may thereafter accrue, if such change is not otherwise disadvantageous to the Lender, and (ii) the Borrower shall have the right (but not the obligation) to prepay such Lender's Loan in whole or in part without premium or penalty, but including all accrued interest on the principal amount prepaid.

3.06  Illegality.

(a)  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for the Lender to make or maintain the Commitment or the Loan as contemplated by this Agreement, then the Lender shall be an “Affected Lender” and by written notice to the Borrower:

(i)  the Affected Lender may require that the outstanding LIBOR Loan, made by it be converted to a Base Rate Loan, in which event such LIBOR Loan shall be automatically converted to a Base Rate Loan as of the effective date of such notice as provided in paragraph (b) below; and

(ii)  if it is also illegal for the Affected Lender to make Base Rate Loans, Lender may declare all amounts owed to it by the Borrower to the extent of such illegality to be due and payable; provided, however, the Borrower has the right, with the consent of the Affected Lender to find an additional Lender to purchase the Affected Lender’s rights and obligations.

In the event Lender shall exercise its rights under (i) or (ii) above with respect to the Loan, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loan shall instead be applied to repay the Base Rate Loan.

(b)  For purposes of this Section 3.06, a notice to the Borrower by the Affected Lender shall be effective as to the Loan, if lawful, on the last day of the Interest Period currently applicable to the Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

3.07  Requirements of Law.

If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to the Lender, or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

(a)  shall impose, modify, or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, or other extensions of credit by, or any other acquisition of funds by, any office of the Lender that is not otherwise included in the determination of LIBOR hereunder; or

(b)  shall impose on the Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to the Lender, by an amount that the Lender reasonably deems to be material, of making, converting into, continuing, or maintaining the LIBOR Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice delivered to the Borrower from the Lender, in accordance herewith, the Borrower shall be obligated to promptly pay the Lender, upon its demand, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable; provided that, in any such case, the Borrower may elect to convert the LIBOR Loans made by the Lender hereunder to a Base Rate Loan by giving the Lender at least one (1) Business Day’s notice of such election. If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall provide notice thereof to the Borrower, promptly upon occurrence of such event, but in any case within three (3) days from the date of such event, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by the Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder. If the Lender becomes aware of a proposed change in any Requirement of Law that would entitle it to claim any additional amounts pursuant to this Section it shall promptly, upon the Lender becoming aware of such event, provide notice to the Borrower.

ARTICLE IV
CONDITIONS PRECEDENT

4.01  Conditions to Effectiveness. The obligations of the Lender under this Agreement are subject to the satisfaction or waiver of the following conditions precedent (the date on which all such conditions precedent are satisfied or waived being the “Effective Date”):

(a)  Agreement. The Lender shall have received counterparts of the Commitment Letter and this Agreement duly executed by each party hereto and there shall have been delivered to the Lender the Note executed by the Borrower.

(b)  Opinions of Borrower’s and Guarantor’s Counsel. The Lender shall have received (i) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrower and the Guarantor, in substantially the form of Exhibit D, and (ii) the opinion of Lic. Ramiro G. Villarreal Morales, General Counsel of the Borrower, in substantially the form of Exhibit E.

(c)  Governmental Approvals. The Lender shall have received certified copies of any and all necessary approvals, authorizations, or consents of, or notices to, or registrations with any Governmental Authority required for the Borrower and the Guarantor to enter into, or perform its obligations under, the Transaction Documents.

(d)  Organizational Documents of the Borrower and the Guarantor. The Lender shall have received certified copies of (i) the acta constitutiva and estatutos sociales in effect on the Effective Date of the Borrower and the Guarantor, (ii) the powers-of-attorney of each Person executing any Transaction Document on behalf of the Borrower and the Guarantor, together with specimen signatures of such Person and (iii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the authorization for the execution, delivery and performance of each such Transaction Document and the transactions contemplated hereby and thereby. All certificates shall state that the resolutions or other information referred to in such certificates have not been amended, modified, revoked or rescinded as of the date of such certificates (which shall not be earlier than five (5) Business Days before the Effective Date).

(e)  Agent for Service of Process. The Lender shall have received a power of attorney, notarized under Mexican law, granted by the Borrower and the Guarantor to the Process Agent in respect of the Transaction Documents together with evidence that the Process Agent has accepted its appointment as Process Agent pursuant to Section 11.12.

(f)  Expenses. The Borrower shall have paid all reasonable expenses owing to the Lender to the extent of and payable on or before the Effective Date of the Agreement, and all other reasonable expenses owing hereunder and under this Agreement and the other Transaction Documents to the extent due and payable on or before the Effective Date of the Agreement.

(g)  No Default. No Default or Event of Default shall have occurred and be continuing either prior to or after giving effect to the transactions contemplated on the Effective Date, and the Borrower and the Guarantor shall have provided a certificate from a Responsible Officer of the Borrower to such effect to the Lender.

(h)  Representations and Warranties. The representations and warranties of the Borrower and of the Guarantor contained in this Agreement and each other Transaction Document shall be true on and as of the Effective Date, and the Borrower and the Guarantor shall have provided a certificate to such effect to the Lender.

(i)  No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2007 and there shall have occurred no circumstance and/or event of a financial, political or economic nature in Mexico, that has a reasonable likelihood of having a material adverse effect on the ability of the Borrower, or the Guarantor to perform their obligations under this Agreement and the other Transaction Documents.

(j)  Other Documents. The Lender shall have received such other certificates, powers of attorney and other documents and undertakings relating to the authority for, and the execution, delivery and validity of, the Transaction Documents, as may be reasonably requested by the Lender.

(k)  Fees, Costs and Expenses under the Bridge Facility. The Borrower shall have paid all accrued and unpaid fees due and payable under the Bridge Facility to the extent due and payable on or before the Effective Date of this Agreement.

(l)  Moratorium. No moratorium shall have been agreed or declared in respect of any indebtedness of the Borrower and no restriction or requirement not in effect as of the date of this Agreement shall have been imposed, whether by legislative enactment, decree, regulation or otherwise, which limits the ability or the transfer of Dollars or any other foreign currency by the Borrower.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower represents and warrants that:

5.01  Corporate Existence and Power.

(a)  The Borrower is a corporation (sociedad anónima bursátil de capital variable) duly incorporated, validly existing and in good standing under the laws of Mexico and has all requisite corporate power and authority (including all governmental licenses, permits and other approvals except for such licenses, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

(b)  All of the outstanding stock of the Borrower has been validly issued and is fully paid and non-assessable.

5.02  Power and Authority; Enforceable Obligations.

(a)  The execution, delivery and performance by the Borrower of each Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action pursuant to the estatutos sociales of the Borrower.

(b)  This Agreement and the other Transaction Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equity principles.

5.03  Compliance with Law and Other Instruments. The execution, delivery of and performance under this Agreement and each of the other Transaction Documents to which the Borrower is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of the Borrower pursuant to, any Contractual Obligation of the Borrower or (b) result in any violation of the estatutos sociales of the Borrower or any provision of any Requirement of Law applicable to the Borrower.

5.04  Consents/Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority or third party is required to authorize, or is required in connection with, the execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents to which the Borrower is a party or the taking of any action contemplated hereby or by any other Transaction Document.

5.05  Financial Information. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2007, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Cardenas Dosal, S.C., independent public accountants, and the consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2008, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three (3) months then ended, duly certified by the Responsible Officer of the Borrower, copies of which have been furnished to the Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2008, and said statements of income and cash flows for the three (3) months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with Mexican FRS, consistently applied.

5.06  Litigation. Except as set forth in Schedule 5.06, there is no pending or threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (a) would be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the litigation described in Schedule 5.06.

5.07  No Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Transaction Document by the Borrower constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico neither the Borrower nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

5.08  Governmental Regulations. (a) The Borrower is not, and is not controlled by, an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended or (b) the Borrower is not subject to regulation under the Public Utility Holding Company Act of 2005, as amended that would adversely affect the execution and performance, or the enforceability, of its obligations under each Transaction Document to which it is a party.

5.09  Direct Obligations; Pari Passu; Liens.

(a)  (i) This Agreement constitutes a direct, unconditional unsubordinated and unsecured obligation of the Borrower, and (ii) the Loan, when made, will constitute direct, unconditional unsubordinated and unsecured obligations of the Borrower.

(b)  The obligations of the Borrower under this Agreement and the Loan rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of the Borrower.

(c)  There are no Liens on the property of the Borrower or any of its Subsidiaries other than Permitted Liens.

5.10  Subsidiaries. As of March 31, 2008, all Material Subsidiaries of the Borrower are listed on Schedule 5.10.

5.11  Ownership of Property. (a) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except Permitted Liens and (b) each Credit Party maintains insurance as required by Section 7.05.

5.12  No Recordation Necessary.

(a)  This Agreement and the Notes are in proper legal form under the law of Mexico for the enforcement thereof against the Borrower under the law of Mexico. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Transaction Document in Mexico, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any Governmental Authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement, unless such stamp or similar taxes have been paid by the Borrower; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(b)  It is not necessary (i) in order for the Lender to enforce any rights or remedies under the Transaction Documents or (ii) solely by reason of the execution, delivery and performance of this Agreement by the Lender, that the Lender be licensed or qualified with any Mexican Governmental Authority or be entitled to carry on business in Mexico.

5.13  Taxes.

(a)  Each Obligor has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Borrower, except where the same may be contested in good faith by appropriate proceedings and as to which such Obligor maintains reserves to the extent it is required to do so by law or pursuant to Mexican FRS. The charges, accruals and reserves on the books of each Obligor in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

(b)  Except for tax imposed by way of withholding on interest, fees and commissions remitted from Mexico, there is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by or in Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any of the other Transaction Documents or (ii) on any payment to be made by the Borrower pursuant to this Agreement or any of the other Transaction Documents. The Borrower and the Guarantor are permitted to pay any additional amounts payable pursuant to Section 3.01.

5.14  Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Requirements of Law (including with respect to the licenses, certificates, permits, franchises, and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, antitrust laws or Environmental Laws and the rules and regulations and laws with respect to social security, workers’ housing funds, and pension funds obligations), except where the failure to so comply would not have a Material Adverse Effect.

5.15  Absence of Default. No Default or Event of Default has occurred and is continuing.

5.16  Full Disclosure. All information heretofore furnished by the Borrower to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (other than projections and other “forward-looking” information that have been prepared on a reasonable basis and in good faith by the Borrower) is, and all such information hereafter furnished by the Borrower to the Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified and does not omit to state any material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading. The Borrower has disclosed to the Lender in writing any and all facts which may have a Material Adverse Effect.

5.17  Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity. In any action or proceeding involving the Borrower arising out of or relating to this Agreement in any Mexican court or tribunal, the Lender would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 11.10, 11.11 and 11.13.

5.18  Pension and Welfare Plans. During the consecutive twelve-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section Section 303(k) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by any Credit Party, any of its Subsidiaries, or any its ERISA Affiliates of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty. No Credit Party, nor any of its Subsidiaries, has any contingent liability with respect to any post-retirement benefit under a Welfare Plan subject to ERISA which would reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

5.19  Environmental Matters.

Except as would not have or be reasonably expected to have a Material Adverse Effect:

(a)  Each of the properties owned or leased by a Credit Party or any of its Subsidiaries (the “Real Properties”) and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the “Businesses”), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

(b)  No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance or liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party or any of its Subsidiaries, is any such notice being threatened.

(c)  Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

(d)  No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

(e)  There has been no release (including disposal) or to the Borrower’s knowledge, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

(f)  None of the Real Properties contains any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute a violation of, or could give rise to liability under, Environmental Laws.

(g)  No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party or one of its Subsidiaries) under any Environmental Law.

(h)  This Section 5.19 constitutes the only representations and warranties of the Credit Parties with respect to any Environmental Law or Hazardous Substance.

5.20  Margin Regulations. No part of the proceeds of the Loan hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loan hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U except in compliance with Regulation U or any “margin security” within the meaning of Regulation T, except in compliance with Regulation T. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U, or X.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

The Guarantor represents and warrants that:

6.01  Corporate Existence and Power.

(a)  The Guarantor is a corporation (sociedad anónima de capital variable) duly incorporated, validly existing and in good standing under the laws of Mexico and has all requisite corporate power and authority (including all governmental licenses, permits and other approvals except for such licenses, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

(b)  All of the outstanding stock of the Guarantor has been validly issued and is fully paid and non-accessible.

6.02  Power and Authority; Enforceable Obligations.

(a)  The execution, delivery and performance by the Guarantor of each Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Guarantor’s corporate powers and have been duly authorized by all necessary corporate action pursuant to the estatutos sociales of the Guarantor.

(b)  This Agreement and the other Transaction Documents to which the Guarantor is a party have been duly executed and delivered by the Guarantor and constitute legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equity principals.

6.03  Compliance with Law and Other Instruments. The execution, delivery and performance of this Agreement and any of the other Transaction Documents to which the Guarantor is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of the Guarantor pursuant to, any Contractual Obligation of the Guarantor or (b) result in any violation of the estatutos sociales of the Guarantor or any provision of any Requirement of Law applicable to the Guarantor.

6.04  Consents/Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority or third party is required to authorize, or is required in connection with, the execution, delivery and performance by the Guarantor of this Agreement and the other Transaction Documents to which the Guarantor is a party or the taking of any action contemplated hereby or by any other Transaction Document.

6.05  Litigation; Material Adverse Effect. Except as set forth in Schedule 6.05, there is no pending or threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Guarantor or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Guarantor or any of its Subsidiaries, of the litigation described in Schedule 6.05.

6.06  No Immunity. The Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Transaction Document by the Guarantor constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico neither the Guarantor nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

6.07  Governmental Regulations. (a) The Guarantor is not, and is not controlled by an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended or (b) the Guarantor is not subject to regulation under the Public Utility Holding Company Act of 2005, as amended that would adversely affect the execution and performance, or the enforceability, of its obligations under each Transaction Document to which it is a party.

6.08  Direct Obligations; Pari Passu.

(a)  This Agreement constitutes a direct, unconditional, unsubordinated and unsecured obligation of the Guarantor.

(b)  The obligations of the Guarantor under this Agreement rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of the Guarantor.

6.09  No Recordation Necessary. This Agreement is in proper legal form under the law of Mexico for the enforcement thereof against the Guarantor under the law of Mexico. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Transaction Document in Mexico, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any Governmental Authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement unless such stamp or similar taxes have been paid by the Borrower or the Guarantor; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

6.10  Financial Information. The consolidated balance sheet of the Guarantor as at December 31, 2007, and the related consolidated statements of income and cash flows of the Borrower for the fiscal year then ended, accompanied by an opinion of KPMG Cardenas Dosal, S.C., independent public accountants, and the consolidated balance sheet of the Guarantor as at March 31, 2008, and the related consolidated statements of income and cash flows of the Guarantor for the three (3) months then ended, duly certified by the Responsible Officer of the Guarantor, copies of which have been furnished to the Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2008, and said statements of income and cash flows for the three (3) months then ended, to year-end audit adjustments, the consolidated financial condition of the Guarantor as at such dates and the consolidated results of the operations of the Guarantor for the periods ended on such dates, all in accordance with Mexican FRS, consistently applied.

6.11  Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity. In any action or proceeding involving the Guarantor arising out of or relating to this Agreement in any Mexican court or tribunal, the Lender would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 11.10, 11.11 and 11.13.

ARTICLE VII
AFFIRMATIVE COVENANTS

The Borrower or Guarantor, as applicable, covenants and agrees that for so long as any Obligation under this Agreement or any other Transaction Document remains unpaid:

7.01  Financial Reports and Other Information. The Borrower or Guarantor, as applicable, will deliver to the Lender:

(a)  as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such fiscal year and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Lender by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognized standing acceptable to the Lender, together with (i) a certificate of such accounting firm to the Lender stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Mexican FRS, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) a certificate of a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; provided that in the event of any change in the Mexican FRS used in the preparation of such financial statements, the Borrower shall also provide, for informational purposes only, a statement of reconciliation conforming such financial statements to Mexican FRS consistent with those applied in the preparation of the financial statements referred to in Section 5.05; and provided further that all such documents will be prepared in English;

(b)  as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by any Responsible Officer of the Borrower as having been prepared in accordance with Mexican FRS and together with a certificate of a Responsible Officer of the Borrower, as to compliance with the terms of this Agreement and stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; provided that in the event of any change in the Mexican FRS used in the preparation of such financial statements, the Borrower shall also provide, for informational purposes only, a statement of reconciliation conforming such financial statements to Mexican FRS consistent with those applied in the preparation of the financial statements referred to in Section 5.05 and provided further that all such documents will be prepared in English;

(c)  (i) as soon as available and in any event within 183 days after the end of each fiscal year of the Guarantor, individual balance sheets of the Guarantor, as of the end of such fiscal year and individual statements of income and cash flows of the Guarantor for such fiscal year; and (ii) as soon as they become available, a copy of the annual audit report for such year for the Guarantor, containing individual balance sheets of the Guarantor as of the end of such fiscal year and individual statements of income and cash flows of the Guarantor for such fiscal year, in each case accompanied by an opinion acceptable to the Lender by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognized standing acceptable to the Lender, together with a certificate of such accounting firm to the Lender stating that in the course of the regular audit of the business of the Guarantor, which audit was conducted by such accounting firm in accordance with Mexican FRS, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; and

(d)  as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, individual balance sheets of the Guarantor, as of the end of such quarter and individual statements of income and cash flows of the Guarantor for the period commencing at the end of the previous fiscal year and ending with the end of such quarter.

7.02  Notice of Default and Litigation. The Borrower will furnish to the Lender:

(a)  as soon as practicable and in any event within five (5) days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the Responsible Officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto; and

(b)  promptly after the commencement thereof, notice of all litigation, actions, investigations and proceedings before any court, Governmental Authority or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 5.06 or the receipt of written notice by the Borrower or any of its subsidiaries of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation (including Environmental Laws) the violation of which could reasonably be expected to have a Material Adverse Effect.

7.03  Compliance with Laws and Contractual Obligations, Etc.The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Requirements of Law (including with respect to the licenses, approvals, certificates, permits, franchises, notices, registrations and other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, antitrust laws or Environmental Laws and laws with respect to social security and pension funds obligations) and all material Contractual Obligations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

7.04  Payment of Obligations. The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property, except where the failure to make such payments or effect such discharges could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

7.05  Maintenance of Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance with reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of established reputation engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

7.06  Conduct of Business and Preservation of Corporate Existence. The Borrower will continue to engage in business of the same general type as now conducted by the Borrower and will preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), licenses, consents, permits, notices or approvals and franchises deemed material to its business; provided that neither the Borrower nor any of its Subsidiaries shall be required to maintain its corporate existence in connection with a merger or consolidation in compliance with Section 8.03; and provided, further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Borrower or any such Subsidiary shall in its good faith judgment, determine that the preservation thereof is no longer in the best interests of the Borrower or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

7.07  Books and Records. The Borrower will keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with Mexican FRS, consistently applied.

7.08  Maintenance of Properties, Etc.The Borrower will:

(a)  maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and

(b)  maintain, preserve and protect all intellectual property and all necessary governmental and third party approvals, franchises, licenses and permits, material to the business of the Borrower or its Subsidiaries, provided neither paragraph (a) nor this paragraph (b) shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licenses or permits which discontinuance is desirable in the conduct of its business and which discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.09  Use of Proceeds. The Borrower will use the proceeds of the Loan made hereunder to partially refinance the Bridge Facility.

7.10  Pari Passu Ranking. The Borrower will ensure that at all times the Obligations of the Borrower and the Guarantor under the Transaction Documents constitute unconditional general obligations of such Obligor ranking in priority of payment at least pari passu with all other senior unsecured, unsubordinated Debt of such Obligor.

7.11  Transactions with Affiliates. The Borrower will conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of its Affiliates on terms that are commercially reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

7.12  Maintenance of Governmental Approvals. The Borrower will maintain in full force and effect at all times all approvals of and filings with any Governmental Authority or third Party required under applicable law for the conduct of its business (including, without limitation, antitrust laws or Environmental Laws) and the performance of the Obligors’ obligations hereunder and under the other Transaction Documents by the Borrower and/or the Guarantor, as applicable, and for the validity or enforceability hereof and thereof, except where failure to maintain any such approvals or filings could not reasonably be expected to have a Material Adverse Effect.

7.13  Measurement Date. The Borrower shall provide to the Lender a certificate of a Responsible Officer detailing the latest twelve (12) month total Consolidated Net Debt/EBITDA Ratio as soon as practicable, but in no event later than five (5) Business Days after the consolidated financial statements of the Borrower and its Subsidiaries are delivered pursuant to Section 7.01 (each such date a “Measurement Date”); provided, however, that the Borrower will not be required to deliver the certificate determining compliance with Section 8.01(a) prior to the release of the September 30, 2008 financial statements of the Borrower.

7.14  Inspection of Property. At any reasonable time during normal business hours and from time to time with at least ten (10) Business Days prior notice, or at any time if a Default or Event of Default shall have occurred and be continuing, permit the Lender or any agents or representatives thereof to examine and make abstracts from the records and books of account of, and visit the properties of, each of the Borrower or the Guarantor, and to discuss the affairs, finances and accounts of the Borrower or the Guarantor with any of its officers or directors and with its independent certified public accountants. All expenses associated with such inspection shall be borne by the Lender; provided that if a Default or an Event of Default shall have occurred and be continuing, any expenses associated with such inspection shall be borne jointly and severally by the Borrower and the Guarantor.

7.15  Payment of Bridge Facility. The Borrower shall pay, when due, all amounts owing under the Bridge Facility.

ARTICLE VIII
NEGATIVE COVENANTS

The Borrower covenants and agrees that for so long as any Obligation under this Agreement or any other Transaction Document remains unpaid:

8.01  Financial Conditions.

(a)  From September 30, 2008 onward, the Borrower shall not permit the Consolidated Net Debt / EBITDA Ratio at any time to exceed 3.5 to 1.

(b)  The Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio for any period of four (4) consecutive fiscal quarters to be less than 2.5 to 1.

(c)  Concurrently with the delivery by the Borrower of any financial statements pursuant to Section 7.01, the Borrower shall deliver to the Lender a certificate from a Responsible Officer containing all information and calculations necessary for determining compliance by the Borrower with Sections 8.01 (a) and (b) above provided, however, that the Borrower will not be required to deliver the certificate determining compliance with Section 8.01(a) prior to the release of the September 30, 2008 financial statements of the Borrower.

(d)      For the purposes of calculating the Consolidated Net Debt to EBITDA Ratio in Section 8.01(a) above only, “Consolidated Net Debt” shall not include any Debt which, notwithstanding falling within the definition of Debt, is not required to be recorded as a liability by the Borrower on its consolidated balance sheet in accordance with Mexican FRS.

8.02  Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any Subsidiary, whether now owned or held or hereafter acquired, other than the following Liens (“Permitted Liens”):

(a)  Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves or other appropriate provision, if any, as shall be required by Mexican FRS shall have been made;

(b)  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican FRS shall have been made;

(c)  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(d)  any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(e)  Liens existing on the date of this Agreement that are described in Schedule 8.02(e)(i) hereto;

(f)  any Lien on property acquired by the Borrower after the date hereof that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition, and any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by the Borrower or any of its Subsidiaries after the date hereof; provided, further, that (A) any such Lien permitted pursuant to this clause (f) shall be confined solely to the item or items of property so acquired (including, in the case of any Acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any Acquired Subsidiary or Acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (B) if applicable, any such Lien shall be created within nine (9) months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

(g)  any Lien renewing, extending or refunding any Lien permitted by clause (f) above; provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other property;

(h)  any Liens created on shares of capital stock of any of the Borrower's Subsidiaries solely as a result of the deposit or transfer of such shares into a trust or a special purpose vehicle (including any entity with legal personality) of which such shares constitute the sole assets; provided that (A) any shares of Subsidiary stock held in such trust, corporation or entity could be sold by the Borrower; and (B) proceeds from the deposit or transfer of such shares into such trust, corporation or entity and from any transfer of or distributions in respect of the Borrower’s or any Subsidiary’s interest in such trust, corporation or entity are applied as provided under Section 8.04; and provided, further that such Liens may not secure Debt of the Borrower or any Subsidiary (unless permitted under another clause of this Section 8.02);

(i)  any Liens on securities securing repurchase obligations in respect of such securities;

(j)  any Liens in respect of any Qualified Receivables Transaction;

(k)  in addition to the Liens permitted by the foregoing clauses (a) through (j), Liens securing Debt of the Borrower and its Subsidiaries (taken as a whole) not in excess of 5% of the Adjusted Consolidated Net Tangible Assets of the Borrower and its Subsidiaries; and

(l)  any Liens on “margin stock” purchased with the proceeds of the Bridge Loan or Syndicated Loan within the meaning of Regulation U, if and to the extent the value of all “margin stock” of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets of the Borrower and its Subsidiaries;

unless, in each case, the Borrower has made or caused to be made effective provision whereby the Obligations hereunder are secured equally and ratably with, or prior to, the Debt secured by such Liens (other than Permitted Liens) for so long as such Debt is so secured.

8.03  Consolidations and Mergers. Neither the Guarantor nor the Borrower shall, in one or more related transactions, (x) consolidate with or merge into any other Person or permit any other Person to merge into it or (y), directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets to any Person, unless, with respect to any transaction described in clause (x) or (y), immediately after giving effect to such transaction:

(a)  the Person formed by any such consolidation or merger, if it is not the Borrower or the Guarantor, or the Person that acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Borrower or the Guarantor (any such Person, a “Successor”) (i) shall be a corporation organized and validly existing under the laws of its place of incorporation, which in the case of a Successor to the Borrower shall be Mexico, the United States, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof, (ii) in the case of a Successor to the Borrower, shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Lender, the Obligations of the Borrower pursuant to this Agreement and the performance of every covenant on part of the Borrower to be performed and observed and (iii) in the case of a Successor to any Guarantor, shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Lender, the performance of every covenant of this Agreement on part of such Guarantor to be performed and observed;

(b)  in the case of any such transaction involving the Borrower or any Guarantor, the Borrower or the Guarantor, or the Successor of any thereof, as the case may be, shall expressly agree to indemnify the Lender against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on the Lender solely as a consequence of such transaction with respect to payments under the Transaction Documents;

(c)  immediately after giving effect to such transaction, including for purposes of this clause (c) the substitution of any Successor to the Borrower for the Borrower or the substitution of any Successor to the Guarantor for the Guarantor and treating any Debt or Lien incurred by the Borrower or any Successor to the Borrower, or by the Guarantor of the Borrower or any Successor to the Guarantor, as a result of such transactions as having been incurred at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)  the Borrower shall have delivered to the Lender an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a written agreement is required in connection with such transaction, such written agreement comply with the relevant provisions of this ARTICLE VIII and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

8.04  Sales of Assets, Etc.  The Borrower will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including the capital stock of any Subsidiary), other than (a) inventory, trade receivables and assets surplus to the needs of the business of the Borrower or any Subsidiary sold in the ordinary course of business and (b) assets not used, usable or held for use in connection with cement operations and related operations and (c) any “margin stock” within the meaning of Regulation U acquired by the Borrower through a Tender Offer, unless the proceeds of the sale of such assets are retained by the Borrower or such Subsidiary, as the case may be, and, as promptly as practicable after such sale (but in any event within 180 days of such sale), the proceeds are applied to (i) expenditures for property, plant and equipment usable in the cement industry or related industries; (ii) the repayment of senior Debt of the Borrower or any of its Subsidiaries, whether secured or unsecured; or (iii) investments in companies engaged in the cement industry or related industries.

8.05  Change in Nature of Business. The Borrower shall not make, or permit any of its Material Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

8.06  Margin Regulations. The Borrower shall not use any part of the proceeds of the Loans for any purpose which would result in any violation (whether by the Borrower or the Lender) of Regulation T, U or X of the Federal Reserve Board or to extend credit to others for any such purpose. The Borrower shall not engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).

ARTICLE IX
OBLIGATIONS OF GUARANTOR

9.01  The Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees (as a primary obligor and not merely as surety) payment in full as provided herein of all Obligations payable by the Borrower to the Lender under this Agreement and the other Transaction Documents, as and when such amounts become payable (whether at stated maturity, by acceleration or otherwise).

9.02  Nature of Liability. The obligations of the Guarantor hereunder are guarantees of payment and shall remain in full force and effect until all Obligations of the Borrower have been validly, finally and irrevocably paid in full and all Commitments have been terminated, and shall not be affected in any way by the absence of any action to obtain such amounts from the Borrower or by any variation, extension, waiver, compromise or release of any or all Obligations from time to time therefor. The Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to this Agreement and the other Transaction Documents.

9.03  Unconditional Obligations. Notwithstanding any contrary principles under the laws of any jurisdiction other than the State of New York, the obligations of the Guarantor hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be impaired, terminated, released, discharged or otherwise affected by the following:

(a)  the existence of any claim, set-off or other right which the Guarantor may have at any time against the Borrower, the Lender or any other Person, whether in connection with this transaction or with any unrelated transaction;

(b)  any invalidity or unenforceability of this Agreement or any other Transaction Document relating to or against the Borrower or the Guarantor for any reason;

(c)  any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of any amount payable by the Borrower under this Agreement or any of the other Transaction Documents or the payment, observance, fulfillment or performance of any other Obligations;

(d)  any change in the name, purposes, business, capital stock (including the ownership thereof) or constitution of the Borrower;

(e)  any amendment, waiver or modification of any Transaction Document in accordance with the terms hereof and thereof; or

(f)  any other act or omission to act or delay of any kind by the Borrower, the Lender or any other Person or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

9.04  Independent Obligation. The obligations of the Guarantor hereunder are independent of the Borrower’s obligations under the Transaction Documents and of any guaranty or security that may be obtained for the Obligations. The Lender may neglect or forbear to enforce payment hereunder, under any Transaction Document or under any guaranty or security, without in any way affecting or impairing the liability of the Guarantor hereunder. The Lender shall not be obligated to exhaust recourse or take any other action against the Borrower or under any agreement to purchase or security which the Lender may hold before being entitled to payment from the Guarantor of the obligations hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or the Guarantor. Without limiting the generality of the foregoing, the Lender shall have the right to bring suit directly against the Guarantor, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Borrower.

9.05  Waiver of Notices. The Guarantor hereby waives notice of acceptance of this ARTICLE IX and notice of any liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liability, suit or the taking of other action by the Lender against, and any other notice, to the Guarantor.

9.06  Waiver of Defenses. To the extent permitted by New York law and notwithstanding any contrary principles under the laws of any other jurisdiction, the Guarantor hereby waives any and all defenses to which it may be entitled, whether at common law, in equity or by statute which limits the liability of, or exonerates, guarantors or which may conflict with the terms of this ARTICLE IX, including failure of consideration, breach of warranty, statute of frauds, merger or consolidation of the Borrower, statute of limitations, accord and satisfaction and usury. Without limiting the generality of the foregoing, the Guarantor consents that, without notice to the Guarantor and without the necessity for any additional endorsement or consent by the Guarantor, and without impairing or affecting in any way the liability of the Guarantor hereunder, the Lender may at any time and from time to time, upon or without any terms or conditions and in whole or in part, (a) change the manner, place or terms of payment of, and/or change or extend the time or payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this ARTICLE IX shall apply to the Obligations as so changed, extended, renewed or altered; (b) exercise or refrain from exercising any right against the Borrower or others (including the Guarantor) or otherwise act or refrain from acting, (c) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any such liability (whether due or not) of the Borrower to creditors of the Borrower other than the Lender and the Guarantor, (d) apply any sums by whomsoever paid or howsoever realized, other than payments of the Guarantor of the Obligations, to any liability or liabilities of the Borrower under the Transaction Documents or any instruments or agreements referred to herein or therein, to the Lender regardless of which of such liability or liabilities of the Borrower under the Transaction Documents or any instruments or agreements referred to herein or therein remain unpaid; (e) consent to or waive any breach of, or any act, omission or default under the Obligations or any of the instruments or agreements referred to in this Agreement and the other Transaction Documents, or otherwise amend, modify or supplement the Obligations or any of such instruments or agreements, including the Transaction Documents; and/or (f) request or accept other support of the Obligations or take and hold any security for the payment of the Obligations or the obligations of the Guarantor under this ARTICLE IX, or allow the release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof. Furthermore, the Guarantor hereby waives to the extent permitted by law any right to which it may be entitled to under Articles 2830, 2836, 2842, 2845, 2846, 2848 and 2849 of the Mexican Federal Civil Code and related Articles contained in the Civil Codes of the States in Mexico. The Guarantor further expressly waive the benefits of order, excusión y división contained in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2837, 2838, 2840, 2841 and other related Articles of the Mexican Federal Civil Code and related Articles contained in other Civil Codes of the States of Mexico. The Guarantor hereby represent that the terms of each such provision of each such civil code are known in form and substance to the Guarantor.

9.07  Bankruptcy and Related Matters.

(a)  So long as any of the Obligations remain outstanding, the Guarantor shall not, without the prior written consent of the Lender) commence or join with any other Person in commencing any bankruptcy, liquidation, reorganization, concurso mercantil or insolvency proceedings of, or against, the Borrower.

(b)  If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or the Notes is stayed upon the insolvency, bankruptcy, reorganization, concurso mercantil or any similar event of the Borrower or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Lender.

(c)  The obligations of the Guarantor under this ARTICLE IX shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, concurso mercantil, receivership, reorganization, marshalling of assets, assignment for the benefit of creditors, readjustment, liquidation or arrangement of the Borrower or similar proceedings or actions or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts and obligations that constitute the Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

(d)  The Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding or action referred to above in Section 9.07(c) (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of the Obligations if said proceedings or actions had not been commenced) shall be included in the Obligations, it being the intention of the Guarantor and the Lender that the Obligations which are to be guaranteed by the Guarantor pursuant to this ARTICLE IX shall be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Obligations. The Guarantor will take no action to prevent any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person from paying the Lender, or allowing the claim of the Lender, in respect of any such interest accruing after the date of which such proceeding is commenced, except to the extent any such interest shall already have been paid by the Guarantor.

(e)  Notwithstanding anything to the contrary contained herein, if all or any portion of the Obligations are paid by or on behalf of the Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Lender as a preference, preferential transfer, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this ARTICLE IX, to the extent permitted by applicable law.

9.08  No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Obligations shall have been indefeasibly paid in full in cash. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been indefeasibly paid in full in cash, such amount shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine.

9.09  General Limitation on Guaranty. In any action or proceeding involving any applicable corporate law, or any applicable bankruptcy, insolvency, reorganization, concurso mercantil or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Section 9.09 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 9.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

9.10  Covenants of the Guarantor. The Guarantor hereby covenants and agrees that, so long as any Obligations under this Agreement and any other Transaction Document remains unpaid or the Lender has any Commitment hereunder, it shall comply with the covenants contained or incorporated by reference in this Agreement to the extent applicable to it as a Subsidiary of the Borrower.

ARTICLE X
EVENTS OF DEFAULT

10.01  Events of Default. The following specified events shall constitute “Events of Default” for the purposes of this Agreement:

(a)  Payment Defaults. The Borrower shall (i) fail to pay any principal of the Loan when due in accordance with the terms hereof or (ii) fail to pay any interest on the Loan or any other amount payable under this Agreement or the Note (without duplication) within three (3) Business Days after the same becomes due and payable; or

(b)  Representation and Warranties. Any representation or warranty made by the Borrower herein or in any other Transaction Document or made by the Guarantor herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Transaction Document, as applicable, shall prove to have been incorrect in any material respect on or as of the date made if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (i) the Responsible Officer of the Borrower or the Guarantor, as the case may be, becomes aware of such incorrectness or (ii) written notice thereof shall have been given to the Borrower by the Lender; or

(c)  Specific Defaults. The Borrower or the Guarantor, as applicable, shall fail to perform or observe any term, covenant or agreement contained in Section 7.01, 7.02(a), 7.06 (with respect to the Borrower’s and the Guarantor’s existence only), 7.09, 7.10, 7.15 or ARTICLE VIII; or

(d)  Other Defaults. The Borrower or the Guarantor, as applicable, shall fail to perform or observe any term, covenant or agreement contained in this Agreement, the Notes, the Notice of Borrowing, any certificates, waivers, or any other agreement delivered pursuant to this Agreement (other than as provided in paragraphs (a) and (c) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the date on which (i) the Responsible Officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Lender; or

(e)  Defaults under Other Agreements. The occurrence of a default or event of default under any indenture, agreement or instrument relating to any Material Debt of the Borrower or any of its Subsidiaries, and (unless any principal amount of such Material Debt is otherwise due and payable) such default or event of default results in the acceleration of the maturity of any principal amount of such Material Debt prior to the date on which it would otherwise become due and payable; or

(f)  Voluntary Bankruptcy. The Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization, concurso mercantil or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or the equivalent thereof under Mexican law (including the Ley de Concursos Mercantiles); or

(g)  Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, concurso mercantil or other similar law now or hereafter in effect (including but not limited to the Ley de Concursos Mercantiles) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or an order for relief shall be entered against the Borrower or any Material Subsidiaries under any bankruptcy, insolvency suspensión de pagos or other similar law as now or hereafter in effect; or

(h)  Monetary Judgment. A final judgment or judgments or order or orders not subject to further appeal for the payment of money in an aggregate amount in excess of U.S.$50,000,000 shall be rendered against the Borrower and/or any of its one or more Subsidiaries of the Borrower that are neither discharged nor bonded in full within thirty (30) days thereafter; or

(i)  Pari Passu. The Obligations of the Borrower under this Agreement or of the Guarantor under this Agreement shall fail to rank at least pari passu with all other senior unsecured Debt of the Borrower or the Guarantor, as the case may be; or

(j)  Validity of Agreement. The Borrower shall contest the validity or enforceability of any Transaction Document or shall deny generally the liability of the Borrower under any Transaction Documents or the Guarantor shall contest the validity of or the enforceability of their guarantee hereunder or any obligation of the Guarantor under ARTICLE IX hereof shall not be (or is claimed by the Guarantor not to be) in full force and effect;

(k)  Governmental Authority. Any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary or appropriate under any applicable Requirement of Law for the execution, delivery, or performance by the Borrower or the Guarantor of any Transaction Document to which it is a party or to make such Transaction Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner that would have an adverse effect on the rights or remedies of the Lender; or

(l)  Expropriation, Etc. Any Governmental Authority shall condemn, nationalize, seize or otherwise expropriate all or any substantial portion of the property of, or capital stock issued or owned by, the Borrower or the Guarantor or take any action that would prevent the Borrower or the Guarantor from performing its obligations under this Agreement, the Notes, the Notice of Borrowing, any certificates, waivers, or any other agreement delivered pursuant to this Agreement; or

(m)  Moratorium; Availability of Foreign Exchange. A moratorium shall be agreed or declared in respect of any Debt of the Borrower or the Guarantor or any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by the Borrower or the Guarantor for the purpose of performing any material obligation under this Agreement, the Notes, the Notice of Borrowing, any certificates, waivers, or any other agreement delivered pursuant to this Agreement; or

(n)  Change of Ownership or Control. The beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more in voting power of the outstanding voting stock of the Borrower or the Guarantor is acquired by any Person; provided that the acquisition of beneficial ownership of capital stock of the Borrower or the Guarantor by Lorenzo H. Zambrano or any member of his immediate family shall not constitute an Event of Default.

10.02  Remedies. If any Event of Default has occurred and is continuing, the Lender may declare by notice to the Borrower the principal amount of all outstanding Loans to be forthwith due and payable, whereupon such principal amount, together with accrued interest thereon and all other payment Obligations accrued hereunder, shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

10.03  Default Interest

. In the event of default by the Borrower in the payment on the due date of any sum due under this Agreement, the Borrower shall pay interest on demand on such sum from the date of such default to the day of actual receipt of such sum by the Lender (as well after as before judgment) at the rate specified in Section 2.02(b). So long as the default continues, the default interest rate shall be recalculated on the same basis at intervals of such duration as the Lender may select, provided that the amount of unpaid interest at the above rate accruing during the preceding period (or such longer period as may be the shortest period permitted by applicable law for the capitalization of interest) shall be added to the amount in respect of which the Borrower is in default.

ARTICLE XI
MISCELLANEOUS

11.01  Notices.

(a)  Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon any party hereunder shall be in writing (including facsimile transmission) and shall be sent by an overnight courier service, transmitted by facsimile or delivered by hand to such party at its address or facsimile number set forth on Schedule 1.01(c) or at such other address or facsimile number as such party may designate by notice to the other parties hereto.

(b)  Unless otherwise expressly provided for herein, each such notice, request, demand or other communication shall be effective (i) if sent by overnight courier service or delivered by hand, upon delivery, (ii) if given by facsimile, when transmitted to the facsimile number specified pursuant to paragraph (a) above and confirmation of receipt of a legible copy thereof is received, or (iii) if given by any other means, when delivered at the address specified pursuant to paragraph (a) above; provided, however, that notices to the Lender under ARTICLE II, III, IV or XI shall not be effective until received.

11.02  Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or the Guarantor from the terms of this Agreement, shall in any event be effective unless the same shall be in writing, consented to by the Borrower or the Guarantor, as the case may be, and signed and consented to by the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.03  No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Lender, any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11.04  Payment of Expenses, Etc.The Borrower agrees to pay on demand

(a)  all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees and disbursements of New York counsel to the Lender), travel, telephone and duplication expenses and other reasonable and documented costs and out of- pocket expenses in connection with the arrangement, documentation, negotiation and closing of the Transactions Documents;

(b)  all reasonable and documented out-of-pocket costs and expenses incurred by the Lender in connection with any amendment to, waiver of, or consent to any Transaction Document or the transactions contemplated hereby, including the reasonable fees and reasonable and documented out-of-pocket expenses of New York counsel to the Lender; and

(c)  all reasonable and documented, out-of-pocket costs and expenses incurred by the Lender in connection with the enforcement of and/or preservation of any rights under this Agreement or any other Transaction Document (whether through negotiations, legal proceedings or otherwise), including the reasonable fees and reasonable and documented out-of-pocket expenses of New York counsel to the Lender.

11.05  Indemnification. The Borrower agrees to indemnify and hold harmless the Lender and each of its Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel and the allocated cost of in-house counsel), but excluding taxes that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) the Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or (b) or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower and the Guarantor also agrees not to assert any claim against the Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Transaction Documents. The Lender shall not be deemed to have any fiduciary relationship with the Borrower or the Guarantor.

11.06  Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon the Borrower, the Guarantor, their successors and assigns and shall inure to the benefit of the Lender and their respective successors and assigns, except that the Borrower and the Guarantor may not assign or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of the Lender except pursuant to the terms of this Agreement.

(b)  The Lender may at any time after the Disbursement Date assign to one or more commercial banks either (i) registered as a Foreign Financial Institution and a resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction that is a party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment, qualified to receive the benefits of said treaty or (ii) organized and existing under the laws of Mexico on the date of such assignment (each an “Assignee”) all, or a proportionate part of all of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the transferor Lender, with (and subject to) the subscribed consent of the Borrower (which consent shall not be unreasonably withheld or delayed, and if a Default or Event of Default has occurred and is continuing, such consent shall not be required); provided, however, that if an Assignee is an Affiliate of the transferor Lender, which Affiliate is registered as a Foreign Financial Institution and meets the tax residence and qualification requirements of clause (ii) above and, at the time of such assignment, the additional amounts payable with respect to Taxes to such Assignee will not exceed such amounts payable to the transferor Lender, no such consent shall be required; and provided further that, in the case of an assignment of only part of such rights and obligations, the Assignee shall acquire a portion of the Loan of not less than U.S.$3,000,000 and integral multiples of U.S.$1,000,000 in excess thereof; and provided further that, prior to such assignment, the parties hereto shall amend this Agreement to add provisions substantially similar to the provisions contained in the Syndicated Loan which, in the reasonable judgment of the Lender and the Borrower, are necessary or desirable in connection with the addition of a new Lender(s), including if the parties agree (x) the appointment of an Administrative Agent and (y) revised amendment and waiver provisions. Upon execution and delivery of an Assignment and Assumption Agreement and payment by the Assignee to the transferor Lender of an amount equal to the purchase price agreed between the transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent (except to the extent the same arose prior to the assignment), and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph (b), the transferor Lender and the Borrower shall make appropriate arrangements so that a new Note is issued to the Assignee at the expense of the Assignee.

(c)  Nothing herein shall prohibit the Lender from pledging or assigning any Note to any Federal Reserve Bank of the United States in accordance with applicable law and without compliance with the foregoing provisions of this Section 11.06; provided, however, that such pledge or assignment shall not release such Lender from its obligations hereunder.

(d)  The Lender may, without any consent of the Borrower or any other third party at any time grant to one or more banks or other institutions (i) registered as a Foreign Financial Institution and (ii) resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction that is a party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment and qualified to receive the benefits of said treaty and having (at the time the Lender or financial institution becomes a Participant) a withholding tax rate under such treaty applicable to payments hereunder no higher than that applicable to payments to such Lender (each a “Participant”) participating interests in its Loan. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement pursuant to which the Lender may grant such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such participation agreement may provide that the Lender will not agree to any modification, amendment or waiver of this Agreement extending the maturity of any Obligation in respect of which the participation was granted, or reducing the rate or extending the time for payment of interest thereon or reducing the principal thereof, or reducing the amount or basis of calculation of any fees to accrue in respect of the participation, without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 3.01, 3.03 and 3.07 with respect to its participating interest as if it were the Lender named herein; provided, however, that the Borrower shall not be required to pay any greater amounts pursuant to such Sections than it would have been required to pay but for the sale to such Participant of such Participant’s participation interest. An assignment or other transfer which is not permitted by paragraph (b) or (c) above shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (d).

(e)  The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.06, disclose to the Assignee or Participant or proposed Assignee or Participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the Assignee or Participant or proposed Assignee or Participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from the Lender.

11.07  Right of Set-off. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower or the Guarantor, any such notice being expressly waived by the Borrower and the Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or the Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender, or any branch or agency thereof to or for the credit or the account of the Borrower or the Guarantor. The Lender agrees promptly to notify the Borrower, or the Guarantor, as the case may be, after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.08  Confidentiality. The Lender shall not disclose any Confidential Information to any other Person without the prior written consent of the Borrower, other than (a) to the Lender’s Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 11.06(e), to actual or prospective Assignees and Participants, and then only on a confidential basis, (b) as required by any law, rule or regulation (including as may be required in connection with an audit by the Lender’s independent auditors, and as may be required by any self-regulating organizations) or as may be required by or necessary in connection with any judicial process and (c) as requested by any state, federal or foreign authority or examiner regulating banks or banking.

11.09  Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language (other than the documents required to be provided pursuant to Section 7.01 and Section 7.02 which shall be in the English language or in the Spanish language accompanied by an English translation or summary). Except in the case of the laws of, or official communications of, Mexico, the English language version of any such document shall control the meaning of the matters set forth therein.

11.10  GOVERNING LAW. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

11.11  Submission to Jurisdiction.

(a)  Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan in New York City and any appellate court thereof for purposes of any suit, legal action or proceeding arising out of or relating to this Agreement, any other Transaction Document or the transactions contemplated hereby, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such federal or New York State court and, with respect to the Borrower and the Guarantor, as well as in the competent court of their own corporate domicile.

(b)  Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such federal or New York State court and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding.

(c)  Each of the parties hereto irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over it.

(d)  Each of the parties hereto agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) above brought in any such court shall be conclusive and binding upon such party and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.

(e)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

11.12  Appointment of Agent for Service of Process.

(a)  The Borrower and the Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent (the “Process Agent”) to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought in any New York State or federal court sitting in New York City. Such service may be made by delivering a copy of such process to the Borrower or the Guarantor, as the case may be, in care of the Process Agent at its address specified above, and the Borrower and the Guarantor, as the case may be, hereby authorizes and directs the Process Agent to accept such service on its behalf. The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent. The Borrower and the Guarantor, further agrees to promptly appoint a successor Process Agent in New York City prior to the termination for any reason of the appointment of the initial Process Agent.

(b)  Nothing in Section 11.11 or in this Section 11.12 shall affect the right of any party hereto to serve process in any manner permitted by law or limit any right that any party hereto may have to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

11.13  Waiver of Sovereign Immunity. To the extent that the Borrower or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, the Borrower or the Guarantor, as the case may be, hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Borrower and the Guarantor agrees that the waivers set forth in this Section 11.13 shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

11.14  Judgment Currency.

(a)  All payments made under this Agreement and the other Transaction Documents shall be made in Dollars. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower in one currency (“Currency X”) into another currency (“Currency Y”), the parties hereto agree to the fullest extent that they may legally and effectively do so that the rate of exchange used shall be that at which in accordance with normal banking procedures (based on quotations from four major dealers in the relevant market) the Lender could purchase Currency X with Currency Y at or about 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given.

(b)  The Obligations in respect of any sum due to the Lender hereunder or under any other Transaction Document shall, to the extent permitted by applicable law notwithstanding any judgment expressed in a currency other than the applicable Currency X, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in Currency Y the Lender may in accordance with normal banking procedures purchase Currency X with Currency Y. If the amount of Currency X so purchased is less than the sum originally due to the Lender, the Borrower and the Guarantor agree, to the fullest extent it may legally do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such resulting loss.

11.15  Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

11.16  USA PATRIOT Act. The Lender, to the extent that it may be subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

11.17  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining portion of such provision and all other remaining provisions hereof will be construed to render them enforceable to the fullest extent permitted by law.

11.18  Survival of Agreements and Representations.

(a)  All representations and warranties made herein or in any other Transaction Document shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)  The covenants and agreements contained in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 11.04, 11.05, 11.08, 11.09, 11.11, 11.12, 11.14 and 11.18 shall survive the termination of the Commitments and the payment of all Obligations and, in the case the Lender assigns any interest in its Loan or obligations hereunder, with respect to matters occurring before such assignment, shall survive the making of such assignment to the extent any claim arising thereunder relates to any period prior to such assignment, notwithstanding that the assigning Lender may cease to be a “Lender” hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CEMEX, S.A.B. de C.V., as Borrower

By: /s/ Humberto Francisco Lozano Vargas
Name: Humberto Francisco Lozano Vargas
Title: Corporate Finance Officer

Credit Agreement

CEMEX MÉXICO, S.A. de C.V., as Guarantor

By: /s/ Humberto Francisco Lozano Vargas
Name: Humberto Francisco Lozano Vargas
Title: Corporate Finance Officer

Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA,
S.A. NEW YORK BRANCH, as Lender

By: /s/ Rodolfo Hare
Name: Rodolfo Hare
Title: Vice President

By: /s/ Cristian Aguirre
Name: Cristian Aguirre
Title: Assistant Vice President

SCHEDULE 1.01(a)

COMMITMENT

Lender	Commitment
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH	US$500,000,000

SCHEDULE 1.01(b)

LENDING OFFICES

BANK	LENDING OFFICE	Account Information
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	Address: 1345 Avenue of the Americas, 45th floor New York, NY 10105 Attention: Lending Administration Telephone: 212-728-1733 Facsimile: 212-333-2926 E-mail: lending.administration@bbvany.com	Bank: Banco Bilbao Vizcaya Argentaria NY Swift Code: BBVAUS33 Account No.: 0000030444 For Account of: Lending Administration Swift Code: BBVAUS33 Reference: Cemex

SCHEDULE 1.01(c)

NOTICE DETAILS

CEMEX, S.A.B. de C.V., as Borrower	Ave.Ricardo Margáin Zozaya # 325 Col. Valle del Campestre Garza García, Nuevo León Mexico 66265 Attention: CEMEX Back-Office Telephone: +52 (81) 8888-4632, 4113, 4093 Fax: +52 (81) 8888-4519
CEMEX México, S.A. de C.V., as Guarantor	Ave.Ricardo Margáin Zozaya # 325 Col. Valle del Campestre Garza García, Nuevo León Mexico 66265 Attention: CEMEX Back-Office Telephone: +52 (81) 8888-4632, 4113, 4093 Fax: +52 (81) 8888-4519
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender	1345 Avenue of the Americas, 45th floor New York, NY 10105 United States of America Attention: Lending Administration Telephone: 212-728-1733 Fax: 212-333-2926

SCHEDULE 5.06 & 6.05

A description of material actions, suits, investigations, litigations or proceedings, including Environmental Actions, affecting the Borrower and the Guarantor or any of its Subsidiaries before any court, Governmental Authority or arbitrator is provided below.

Environmental Matters

United States

As of March 31, 2008, CEMEX, Inc. and it subsidiaries had accrued liabilities specifically relating to environmental matters in the aggregate amount of approximately U.S.$ 47.3 million. The environmental matters relate to (i) the disposal of various materials, in accordance with past industry practice, which might be categorized as hazardous substances or wastes, and (ii) the cleanup of sites used or operated by CEMEX, Inc., including discontinued operations, regarding the disposal of hazardous substances or wastes, either individually or jointly with other parties. Most of the proceedings are in the preliminary stage, and a final resolution might take several years. For purposes of recording the provision, CEMEX, Inc. considers that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries. Based on information available to date, CEMEX, Inc. does not believe it will be required to spend significant sums on these matters, in excess of the amounts previously recorded. The ultimate cost that might be incurred to resolve these environmental issues cannot be assured until all environmental studies, investigations, remediation work, and negotiations with or litigation against potential sources of recovery have been completed.

Rinker Materials of Florida, Inc., a subsidiary of CEMEX, Inc. (“Rinker”) holds one federal quarry permit and is the beneficiary of one of 10 other federal quarrying permits granted for the Lake Belt area in South Florida. The permit held by Rinker covers Rinker's SCL and FEC quarries. Rinker's Krome quarry is operated under one of the other federal quarry permits. The FEC quarry is the largest of Rinker's quarries measured by volume of aggregates mined and sold. Rinker's Miami cement mill is located at the SCL quarry and is supplied by that quarry. A ruling was issued on March 22, 2006 by a judge of the U.S. District Court for the Southern District of Florida in connection with litigation brought by environmental groups concerning the manner in which the permits were granted. Although not named as a defendant, Rinker has intervened in the proceedings to protect its interests. The judge ruled that there were deficiencies in the procedures and analysis undertaken by the relevant governmental agencies in connection with the issuance of the permits. The judge remanded the permits to the relevant governmental agencies for further review, which review the governmental agencies have indicated in a recent court filing should take until May 2008 to conclude. The judge also conducted further proceedings to determine the activities to be conducted during the remand period. In July 2007, the judge issued a ruling that halted quarrying operations at three non-Rinker quarries. The judge left in place Rinker’s Lake Belt permits until the relevant government agencies complete their review. Rinker and the other affected companies have appealed the judge’s rulings. The appellate court set an expedited schedule for the appeal with a hearing that was held in November 2007. If the Lake Belt permits were ultimately set aside or quarrying operations under them restricted, Rinker would need to source aggregates, to the extent available, from other locations in Florida or import aggregates. This would likely affect Rinker's profits. Any adverse impacts on the Florida economy arising from the cessation or significant restriction of quarrying operations in the Lake Belt could also have a material adverse effect on our financial results.

Europe

In Great Britain, future expenditure on closed and current landfill sites has been assessed and quantified over the period in which the sites are considered to have the potential to cause environmental harm, generally consistent with the regulator view of up to 60 years from the date of closure. The assessed expenditure relates to the costs of monitoring the sites and the installation, repair and renewal of environmental infrastructure. The costs have been quantified on a net present value basis in the amount of approximately £122 million, and an accounting provision for this sum has been made at December 31, 2007.

In 2003, the European Union adopted a directive implementing the Kyoto Protocol on climate change and establishing a greenhouse gas emissions allowance trading scheme within the European Union. The directive requires Member States to impose binding caps on carbon dioxide emissions from installations involved in energy activities, the production and processing of ferrous metals, the mineral industry (including cement production) and the pulp, paper or board production business. Under this scheme, companies with operations in these sectors receive from the relevant Member States allowances that set limitations on the levels of greenhouse gas emissions from their installations. These allowances are tradable so as to enable companies that manage to reduce their emissions to sell their excess allowances to companies that are not reaching their emissions objectives. Companies can also use credits issued from the use of the flexibility mechanisms under the Kyoto protocol to fulfill their European obligations. These flexibility mechanisms provide that credits (equivalent to allowances) can be obtained by companies for projects that reduce greenhouse gas emissions in emerging markets. These projects are referred to as Clean Development Mechanism ("CDM") or joint implementation projects depending on the countries where they take place. Failure to meet the emissions caps is subject to heavy penalties.

Companies can also use, up to a certain level, credits issued under the flexible mechanisms of the Kyoto protocol to fulfill their European obligations. Credits for Emission Reduction projects obtained under these mechanisms are recognized, up to a certain level, under the European emission trading scheme as allowances. To obtain these emission reduction credits, companies must comply with very specific and restrictive requirements from the United Nations Convention on Climate Change (UNFCC).

As required by directive, each of the Member States established a National Allocations Plan, or NAP, setting out the allowance allocations for each industrial facility for Phase I, from 2005 to 2007. Based on the NAPs established by the Member States of the European Union for the 2005 to 2007 period and our actual production, on a consolidated basis after trading allowances between our operations in countries with a deficit of allowances and our operations in countries with an excess of allowances, and after some external operations, Borrower’s Subsidiaries had a surplus of allowances of approximately 1,050,054 tons of carbon dioxide in this Phase I.

For Phase II, comprising 2008 through 2012, however, there has been a reduction in the allowances granted by the Member States that have already approved their NAP, which may result in a consolidated deficit in our carbon dioxide allowances during the period. We believe we may be able to reduce the impact of any deficit by either reducing carbon dioxide emissions in our facilities or by obtaining additional emission credits through the implementation of CDM projects. If we are not successful in implementing emission reductions in our facilities or obtaining credits from CDM projects, we may have to purchase a significant amount of emission credits in the market, the cost of which may have an impact on our operating results. As of December 31, 2007, the market value of carbon dioxide allowances for Phase I was 0.03 € per ton while the price of allowances for Phase II was approximately 22.43 € per ton. We are taking all the measures to minimize our exposure to this market while assuring the supply of our products to our clients.

The U.K. government's NAP for phase two of the trading scheme (2008 to 2012) has been approved by the European Commission. Under this NAP, our cement plant in Rugby has only been allocated 80% of the allowances it has under the current NAP, representing a shortfall of 228,414 allowances per year, while competitor plants have been awarded additional allowances compared to phase one (2005 to 2007). The estimated cost of purchasing allowances to make up for this shortfall is approximately €4 million per year over the five-year period of phase two, depending on the prevailing market price. Legal challenges to the allocation were pursued both in the U.K. domestic courts and the European Court of First Instance, but these challenges have now been withdrawn.

The Spanish NAP has been finally approved by the Spanish Government, reflecting the conditions that were set forth by the European Commission. The allocations made to our installations allow us to foresee a reasonable availability of allowances, nevertheless, there remains the uncertainty regarding the allocations that, against the reserve for new entrants, shall be requested for the new CEMEX cement plant in Andorra (Teruel), currently under construction, and that it is scheduled to start operating in April 2009

Latvian and Polish NAP for phase two of the trading scheme have been reviewed by the European Commission. However, final approvals are conditioned on major changes. Until each country publishes its allocation per site, it is premature for us to draw conclusions concerning our situation or to fine-tune our strategy.

German NAP and allocation by plant for phase two of the trading scheme has been issued by law and are final. A limitation as been imposed as budgeted. In the case of Beckum-Kollenbach plant, we are pursuing additional allowances by legally challenging the allocation calculation.

On May 29, 2007, the Polish government filed an appeal before the Court of First Instance in Luxemburg regarding the European Commission's rejection of the initial version of the Polish NAP. The Court has denied Poland's request for a quick path verdict in the case, keeping the case in the regular proceeding path. Therefore the Polish government has started to prepare Polish internal rules on division of allowance at the level already accepted by the Commission. Seven major Polish cement producers, representing 98% of Polish cement production (including CEMEX Polska), have also filed seven separate appeals before the Court of First Instance regarding the European Commission's rejection.

The Latvian government filed an appeal in August 2007 before the Court of First Instance in Luxembourg regarding the European Commission's rejection of the initial version of the Latvian NAP for the years 2008 to 2012.

Tax Matters

Pursuant to amendments to the Mexican income tax law (Ley del Impuesto sobre la Renta), which became effective on January 1, 2005, Mexican companies with direct or indirect investments in entities incorporated in foreign countries whose income tax liability in those countries is less than 75% of the income tax that would be payable in Mexico will be required to pay taxes in Mexico on passive income such as dividends, royalties, interest, capital gains and rental fees obtained by such foreign entities, provided that the income is not derived from entrepreneurial activities in such countries (income derived from entrepreneurial activities is not subject to tax under these amendments). The tax payable by Mexican companies in respect of the 2005 tax year pursuant to these amendments was due upon filing their annual tax returns in March 2006. We believe these amendments are contrary to Mexican constitutional principles, and on August 8, 2005, we filed a motion in the Mexican federal courts challenging the constitutionality of the amendments. On December 23, 2005, we obtained a favorable ruling from the Mexican federal court that the amendments were unconstitutional; however, the Mexican tax authority has appealed this ruling, and it is pending resolution. If the final ruling is not favorable to us, these amendments may have a material impact on us.

In addition, on March 20, 2006, we filed another motion in the Mexican federal courts challenging the constitutionality of the amendments. On June 29, 2006, we obtained a favorable ruling from the Mexican federal court stating that the amendments were unconstitutional. The Mexican tax authority has appealed the ruling, which is pending resolution.

The Mexican Congress approved several amendments to the Mexican Asset Tax Law (Ley del Impuesto al Activo) that came into effect on January 1, 2007. As a result of such amendments, all Mexican corporations, including us, are no longer allowed to deduct their liabilities from the calculation of the asset tax. We believe that the Asset Tax Law, as amended, is against the Mexican constitution. We have challenged the Asset Tax Law through appropriate judicial action (juicio de amparo).

The asset tax was imposed at a rate of 1.25% on the value of most of the assets of a Mexican corporation. The asset tax was "complementary" to the corporate income tax (impuesto sobre la renta) and, therefore, was payable only to the extent it exceeded payable income tax.

Philippines

As of March 31, 2008, the Philippine Bureau of Internal Revenue (BIR), assessed APO, Solid, IQAC, ALQC and CSPI, our operating subsidiaries in the Philippines, for deficiency taxes covering taxable years 1998 -2005 amounting to a total of approximately 1,994 million Philippine Pesos (approximately U.S.$47. 75 Million as of March 31, 2008, based on an exchange rate of Philippine Pesos 41.76 to U.S.$1.00, which was the Philippine Peso/Dollar exchange rate on March 31, 2008 as published by the Bangko Sentral ng Pilipinas, the central bank of the Republic of the Philippines).

The majority of the tax assessments result primarily from the disallowance of APO's income tax holiday incentives for taxable years 1999 to 2001 (approximately Philippine Pesos 1,078 million or U.S.$25.8 Million as of March 31, 2008, based on an exchange rate of Philippine Pesos 41.76 to U.S.$1.00). We have contested the BIR's assessment, arising from the disallowance of the ITH incentive, with the Court of Tax Appeals (CTA). The initial Division ruling of the CTA was unfavorable, but is subject to further appeal with the CTA as a whole. The assessment is now currently on appeal with the CTA En Banc. A motion was filed with the CTA, requesting the court to hold APO totally not liable for alleged income tax liabilities for all the years covered and to this end cancel and withdraw APO’s deficiency income tax assessments for taxable years 1999, 2000, and 2001 on the basis of APO’s availment of the tax amnesty described below, as of the date hereof resolution is still pending.

Venezuelan Nationalization

On April 3, 2008, the Government of Venezuela announced its decision to nationalize the cement industry. The Government of Venezuela has stated that it intends to have a participation of at least 60% in each cement producer, with full operational and administrative control, but has also expressed that, if required, it will be able to acquire a 100% participation. The Government of Venezuela and CEMEX have appointed representatives for this process. The Government of Venezuela will conduct a due diligence review, followed by a determination of a price to be paid as compensation for the nationalization. In the event of any disagreement or dispute, CEMEX has advised the Government of Venezuela that its investment was made by CEMEX subsidiaries in Spain and The Netherlands, and therefore that the Bilateral Investment Treaties Venezuela signed with those countries will govern the resolution of any such disagreements or disputes.

In connection with the nationalization matter described above, at December 31, 2007, CEMEX Venezuela, S.A.C.A. was the holding entity of several of CEMEX’s investments in the region, including CEMEX’s operations in the Dominican Republic and Panama, as well as CEMEX’s minority investment in Trinidad. Considering that the nationalization by the Government of Venezuela affects only Venezuelan assets, in April 2008, CEMEX concluded the transfer of all material non-Venezuelan investments to CEMEX España for approximately U.S.$355 plus U.S.$112 net debt, having distributed all accrued profits from the non-Venezuelan investments to the stockholders of CEMEX Venezuela amounting to U.S.$132. At his time, the net impact of this matter in CEMEX’s consolidated financial results cannot be reasonably estimated. The approximate net assets of CEMEX’s Venezuelan operations under Mexican FRS at December 31, 2007 were approximately Ps8,973.

On June 13, 2008, the Venezuelan securities authority initiated an administrative procedure against CEMEX Venezuela, arguing that the company did not sufficiently inform its shareholders and the securities authority in connection with the transfer of the non-Venezuelan assets described above. We are currently reviewing the factual and legal considerations behind this procedure and will respond within the applicable legal term.

Other Legal Proceedings

In March 2001, 42 transporters filed a civil liability suit in the civil court of Ibague, Colombia, against three of our Colombian subsidiaries. The plaintiffs contend that these subsidiaries are responsible for alleged damages caused by the breach of raw material transportation contracts. The plaintiffs asked for relief in the amount of CoP127,242 million (approximately U.S.$ 72 million as of April 24, 2007, based on an exchange rate of CoP1765 to U.S.$1.00, which was the Colombian Peso/Dollar exchange rate on April 24, 2008, as published by the Banco de la República de Colombia, the central bank of Colombia). On February 23, 2006, CEMEX Colombia was notified of the judgment of the court, dismissing the claims of the plaintiffs. The case is currently under review by the appellate court.

On August 5, 2005, a lawsuit was filed against a subsidiary of CEMEX Colombia, claiming that it was liable along with the other members of the Asociación Colombiana de Productores de Concreto, or ASOCRETO, a union formed by all the ready-mix concrete producers in Colombia, for the premature distress of the roads built for the mass public transportation system of Bogotá using ready-mix concrete supplied by CEMEX Colombia and other ASOCRETO members. The plaintiffs allege that the base material supplied for the road construction failed to meet the quality standards offered by CEMEX Colombia and the other ASOCRETO members and/or that they provided insufficient or inaccurate information in connection with the product. The plaintiffs seek the repair of the roads in a manner which guarantees their service during the 20-year period for which they were originally designed, and estimate that the cost of such repair will be approximately U.S.$45 million. The lawsuit was filed within the context of a criminal investigation of two ASOCRETO officers and other individuals, alleging that the ready-mix concrete producers were liable for damages if the ASOCRETO officers were criminally responsible. The court completed the evidentiary stage, and on August 17, 2006 dismissed the charges against the members of ASOCRETO. The other defendants (one ex-director of the Distrital Institute of Development, the legal representative of the constructor and the legal representative of the auditor) were formally accused. The decision was appealed, and on December 11, 2006, the decision was reversed and the two ASOCRETO officers were formally accused as participants (determiners) in the execution of a state contract without fulfilling all legal requirements thereof. The first public hearing took place on November 20, 2007. In this hearing the judge dismissed an annulment petition filed by the ASOCRETO’s officers. The petition was based on the fact that the officers were formally accused of a different crime than the one they were being investigated for. This decision was appealed, but the decision was confirmed by the Superior Court of Bogota. On 21st January, 2008, CEMEX Colombia was subject to a judicial order, issued by the court, sequestering a quarry called El Tujuelo, as security for a possible future money judgment to be rendered against CEMEX Colombia in these proceedings. The court determined that in order to lift this attachment and prevent further attachments, CEMEX Colombia was required within a period of 10 days to deposit with the Court in cash COP $370,000,000,000 (approximately U.S.$ 190 million as of April 24, 2007, based on an exchange rate of CoP1765 to U.S.$1.00, which was the Colombian Peso/Dollar exchange rate on April 24, 2008, as published by the Banco de la República de Colombia), instead of being allowed to post an insurance policy to secure such recovery. CEMEX Colombia asked for reconsideration, and the court allowed CEMEX Colombia to present an insurance policy. Nevertheless, CEMEX appealed this decision, in order to reduce the amount of the insurance policy, and also asked that this guarantee should be covered by all of the defendants in this case. The measure does not affect the normal activity of the quarry. At this stage, we are not able to assess the likelihood of an adverse result or the potential damages which could be borne by CEMEX Colombia.

On August 5, 2005, Cartel Damages Claims, SA, or CDC, filed a lawsuit in the District Court in Düsseldorf, Germany against CEMEX Deutschland AG and other German cement companies. CDC is seeking €102 million in respect of damage claims by 28 entities relating to alleged price and quota fixing by German cement companies between 1993 and 2002, which entities had assigned their claims to CDC. CDC is a Belgian company established by two lawyers in the aftermath of the German cement cartel investigation that took place from July 2002 to April 2003 by Germany's Federal Cartel Office with the express purpose of purchasing potential damages claims from cement consumers and pursuing those claims against the cartel participants. In January 2006, another entity assigned alleged claims to CDC, and the amount of damages being sought by CDC increased to €113.5 million plus interest. On February 21, 2007, the District Court of Düsseldorf decided to allow this lawsuit to proceed without going into the merits of this case by issuing an interlocutory judgment. All defendants have appealed. The appeal hearing took place on May 14, 2008 and the appeal was dismissed. The lawsuit will proceed at the level of court of instance. As of today the defendants are assessing whether or not to file a complaint before the Federal High Court. In the meantime, CDC has had acquired new assigners and announced to increase the claim to 131m€. As of March 31, 2008, we had accrued liabilities regarding this matter for a total amount of approximately €20 million.

After an extended consultation period, in April 2006, the cities of Kastela and Solin in Croatia published their respective Master (physical) Plans defining the development zones within their respective municipalities, adversely impacting the mining concession granted to Dalmacijacement, our subsidiary in Croatia, by the Government of Croatia in September 2005. During the consultation period, Dalmacijacement submitted comments and suggestions to the Master Plans, but these were not taken into account or incorporated into the Master Plan by Kastela and Solin. Most of these comments and suggestions were intended to protect and preserve the rights of Dalmacijacement´s mining concession granted by the Government of Croatia in September 2005. Immediately after publication of the Master Plans, Dalmacijacement filed a series of lawsuits and legal actions before the local and federal courts to protect its acquired rights under the mining concessions. The legal actions taken and filed by Dalmacijacement were as follows: (i) on May 17, 2006, a constitutional appeal before the constitutional court in Zagreb, seeking a declaration by the court concerning Dalmacijacement's constitutional claim for decrease and obstruction of rights earned by investment, and seeking prohibition of implementation of the Master Plans; (ii) on May 17, 2006, a possessory action against the cities of Kastela and Solin seeking the enactment of interim measures prohibiting implementation of the Master Plans and including a request to implead the Republic of Croatia into the proceeding on our side, and (iii) on May 17, 2006, an administrative proceeding before the State Lawyer, seeking a declaration from the Government of Croatia confirming that Dalmacijacement acquired rights under the mining concessions. Dalmacijacement received State Lawyer`s opinion which confirms the Dalmacijacement`s acquired rights according to the previous decisions (“old concession”). The municipal court in Solin issued a first instance judgment dismissing our possessory action. We filed an appeal against that judgment. The appeal has been resolved by County Court, affirming the judgment and rendering it final. The Municipal Court in Kaštela has issued a first instance judgment dismissing our possessory action. We have filed an appeal against the said judgment. Currently it is difficult for Dalmacijacement to ascertain the approximate economic impact of these measures by Kastela and Solin. These cases are currently under review by the courts and applicable administrative entities in Croatia, and it is expected that these proceedings will continue for several years before resolution.

Club of Environmental Protection, a Latvian environmental protection organization, has initiated a court administrative proceeding against the amended environmental pollution permit for the Broceni Cement Plant in Latvia, owned by CEMEX SIA. This case is currently under review by the first instance of the administrative court, and it is expected that the case will continue for a few years if the parties appeal further to the next court instances. Dispute of the decision shall not suspend the operation and validity of the permit during the court proceedings, allowing CEMEX SIA to continue to operate fully. If the court decides to cancel or invalidate the permit, CEMEX SIA will not be allowed to perform the activities covered by the permit. The permit subject to this proceeding was issued for the existing cement line, which will be fully substituted in 2009 by a new cement line currently under construction at the Broceni plant.

The Australian Competition and Consumer Commission (ACCC) is completing a formal investigation of suspected breaches of the Trade Practices Act by companies of the Cement Australia partnership (in which CEMEX Australia - formerly called Rinker Australia - has a 25% stake) commencing in 2001. The conduct being investigated is the alleged tying-up of the fly-ash market in Queensland. Documents have been produced and the ACCC has conducted records of interviews with relevant employees.

SCHEDULE 5.10

SUBSIDIARIES

CEMEX MEXICO, S.A. DE C.V.
CEMEX UK OPERATIONS LIMITED
RINKER MATERIALS LLC
CEMEX EGYPTIAN INVESTMENTS B.V.
CEMEX COLOMBIA, S.A.
CEMEX ESPAÑA, S.A.
CEMEX CONCRETOS, S.A. DE C.V.
CEMEX AUSTRALIA HOLDINGS PTY LIMITED

CEMEX - BBVA $500,000,000 LOAN FACILITY
CLOSING CHECKLIST

Name of CEMEX Subsidiary	Counterparty	Lien Concept	Mar-08	Agreement Type

CEMEX	Mr. Paul E. Hampton Jr. and wife	Land Leased	$0.065	Promissory Note between Mr. Paul E. Hampton, Jr. and his wife and Cemex, Inc., dated October 31, 1985

RMC beton Śląsk Sp. z.o.o.	SG Equipment Leasing Polska Sp. z o.o.	Plant Equipment	$0.490	Equipment Leasing Agreement by and between SG Equipment Leasing Polska Sp. z o.o. and RMC Beton Śląsk Sp. z.o.o. dated June 23rd, 2006

CEMEX BETONS CENTRE et BRETAGNE	CITICAPITAL	Equipment Lien	$0.019	Leasing Agreement CITICAPITAL - BETON DE FRANCE CENTRE et BRETAGNE dated June 30, 2002

CEMEX GRANULATS RHONE-MEDITERRANEE	SLIBAIL IMMOBILIER	Equipment Lien	$0.980	Leasing Agreement by and between SLIBAIL IMMOBILIER and MORRILLON CORVOL RHONE MEDITERRANEE dated July 24 2000

CEMEX BETONS NORD QUEST	SLIBAIL IMMOBILIER	Equipment Lien	$0.166	Leasing Agreement by and between SLIBAIL IMMOBILIER - SAS BETON DE FRANCE NORMANDIE dated June 03 2002

ETS CHARROY	BAIL ACTEA	Equipment Lien	$0.137	Leasing Agreement by and between BAIL ACTEA - SA Ets CHARROY dated August 28 2003

Cemex SIA	Disko Leasing GmbH	Truck Finance Lease	$0.022	Leasing Agreement by and between DISKO Leasing und Bank Für Investitionsfinanzierung - Readymix Kies & Beton AG, dated March 1st 2000.

Transbeion Lieferbeion Gesellschaft m.b.H.	Raiffeisenbank Bruck an der Mur eg. Gen.	Equipment Lien	$3.973	Leasing agreement on movables entered by and between Raiffeisen-Leasing Mobilien und KFZ GmbH and Trans-Beton Ges.m.b.H dated March 31, 2004.

Quarzsandwerk Wellmersdorf GmbH & Co. KG	Raiffeisenbank Obermain Nord eG	Equipment Lien	$0.091	Leasing Agreement by and between Quarzsandwerk Wellmersdorf GmbH & Co. KG and Raiffeisenbank Obermain Nord eG dated March 8, 1999

CEMEX Kies Hamburg GmbH & Co. KG	Kreissparkasse Herzogfum Lauenburg	Equipment Lien	$0.621	Leasing Agreement Kreissparkasse Herzogfum Lauenburg - Wunder GmbH, Wunder Kiestransporte GmbH undGünter Wunder Baustoffhandel dated March 22, 1994

Cemex UK Operations Limited	ING Lease (UK) Limited	Equipment Lien	$30.588
Leasing Master Agreement by and between Kleinworth Benson Fleet Finance Limited and Rombus Materials Limited dated December 31, 1997. Assignment and Continuation Schedule dated September 30, 2005 between ING Lease Fleet Finance Limited and Cemex UK Operations Ltd.

Cemex UK Operations Limited	Lloyds TSB Asset Finance	Equipment Lien	$5.036	Lease Agreement by and between Rugby Group PLC and UDT Budget Leasing Limited dated 21 of December 1998

Cemex El Salvador, S.A. de C.V.	BAC Salvador	Cash Deposit Lien	$0.050	Guaranty Agreement by and between Cemex El Salvador, SA de CV and BAC Salvador dated July 11, 2007

		Total	$42.240

Exhibit A - Form of Note

CAPITAL:	Bullet

INTERESES:	Periódicos

TASA:	Variable

PAGARE

FECHA DE SUSCRIPCIÓN: ______________________________.
LUGAR DE SUSCRIPCIÓN: ______________________________.

CEMEX, S.A.B. de C.V. (el "Suscriptor"), por este PAGARE promete incondicionalmente pagar a la orden de BANCO BILBAO VIZCAYA ARGENTARIA, S.A. - NEW YORK BRANCH (el "Banco"), la suma principal de E.U.A $500,000,000[.00] (quinientos millones de dólares [00/100]), moneda de curso legal de los Estados Unidos de América ("Dólares"), mediante una única amortización exigible y pagadera el día [Abril 29, 2011]________(anotar fecha de pago) (en lo sucesivo la "Fecha de Pago Final").

A partir de la fecha de suscripción del presente PAGARE y hasta su vencimiento, la suma principal insoluta devengará intereses ordinarios, que el Suscriptor se obliga a pagar al Banco en cada Fecha de Pago de Intereses (según se define más adelante), a una tasa de interés anual igual al resultado de sumar 1.325 puntos porcentuales a la Tasa LIBOR (según se define más adelante) aplicable durante cada Período de Intereses (según se define más adelante).

Para calcular los intereses ordinarios de cada Período de Intereses, la tasa anualizada de interés aplicable se dividirá entre 360 (TRESCIENTOS SESENTA) y el resultado se multiplicará por el número de los días naturales que integren el Período de Intereses de que se trate. La tasa resultante se multiplicará por el saldo insoluto del presente PAGARE y el producto será la cantidad que por concepto de intereses deberá pagar el Suscriptor al Banco en cada Fecha de Pago de Intereses.

En el caso de que el Suscriptor no pague en la fecha de presentación de este PAGARE la totalidad de la suma principal de este PAGARE, el Suscriptor pagará, a la vista, intereses moratorios sobre la cantidad insoluta vencida y no pagada, computados desde el día siguiente al de su vencimiento hasta el de su pago total, a una tasa de interés anual igual al resultado de sumar 2% (dos por ciento) a la tasa de intereses ordinaria prevista en este PAGARE.

Para calcular los intereses moratorios la tasa anualizada de interés moratorio aplicable se dividirá entre 360 (TRESCIENTOS SESENTA) y el cociente se aplicará a los saldos insolutos y vencidos, resultando así el interés moratorio de cada día, que se ha obligado a pagar el Suscriptor en términos de este PAGARE.

Todos los pagos conforme a este PAGARE se harán por el Suscriptor en favor del Banco, en la Ciudad de Nueva York, N.Y., Estados Unidos de América, mediante [abonos en la cuenta número [___] en el [insertar banco], en la Ciudad de Nueva York, N.Y. con domicilio en [___] a favor de Banco Bilbao Vizcaya Argentaria, S.A. - New York Branch]; a más tardar a las 3:30 P.M. (hora de la ciudad de Nueva York, N.Y.) en la fecha en que se deban hacer dichos pagos, en Dólares y en fondos libremente transferibles y disponibles el mismo día, o en cualquier otra cuenta que el Banco comunique por escrito oportunamente a el Suscriptor.

El Suscriptor conviene en hacer todos los pagos respecto del principal e intereses de este PAGARE, libres y exentos de y sin deducciones por concepto o a cuenta de todos y/o de cualquier impuesto, derecho, tributo, retención, deducción, carga o contribución presente o futura y de cualquier otra responsabilidad fiscal presente o futura con respecto a dichos conceptos, pagaderos en cualquier jurisdicción.

Sin perjuicio de lo señalado en el párrafo anterior y de acuerdo a lo dispuesto por el artículo 51 de la Ley del Impuesto Sobre la Renta, el Suscriptor se obliga a retener y enterar a las autoridades hacendarias correspondientes el importe del impuesto sobre la renta de que se trata, en el entendido de que el Suscriptor también se obliga a entregar al Banco las constancias de retención correspondientes al referido impuesto, dentro de los [10 días] Días Hábiles siguientes a la fecha del pago de los intereses correspondientes. A su vez, el banco proporcionará en la fecha del referido pago, constancia de residencia fiscal expedida por las autoridades fiscales correspondientes emitida dentro del año de calendario de la fecha del pago. En caso de que se modifique la disposición fiscal referida, dichas modificaciones serán aplicables a los intereses que se originen del presente PAGARE a partir de la fecha en que entren en vigor, continuando obligada el Suscriptor en los mismos términos de este párrafo. El Suscriptor deberá cubrir las cantidades adicionales que sean necesarias a fin de que el Banco reciba las sumas que le corresponderían si no hubiera sido aplicable el impuesto a que se refiere este párrafo.

Siempre que cualquier pago que deba hacerse conforme a este PAGARE venza, o cualquier Período de Intereses termine, en un día que no sea Día Hábil (según dicho término se define más adelante), dicho pago deberá hacerse, o dicho Período de Intereses terminará, el Día Hábil inmediato [anterior], con el correspondiente recálculo de intereses [por los días efectivamente transcurridos].

Según se utilizan en este PAGARE, los términos que se mencionan a continuación tendrán los siguientes significados:

"Día Hábil" significa, un día que no sea sábado, domingo o día festivo y en que las oficinas principales de las instituciones de crédito de la ciudad de México, de la ciudad de Londres, Inglaterra y de la ciudad de Nueva York, N.Y., Estados Unidos de América estén abiertas al público para la realización de operaciones bancarias.

"Fecha de Pago de Intereses" significa el 30 de junio y el 30 de diciembre de cada año, comenzando el 30 de diciembre de 2008 y finalizando la Fecha de Pago Final, en el entendido que si una Fecha de Pago de Intereses cae en un día que no es un Día Hábil, dicha Fecha de Pago de Intereses se considerará como tal el Día Hábil inmediatamente anterior.

"Período de Intereses" significa, (i) inicialmente, el período empezando en la fecha de suscripción del presente PAGARE y finalizando el 30 de diciembre de 2008 y (ii) posteriormente cada período comenzando el día siguiente al último día del Período de Intereses Inmediato anterior y terminarán [en la Fecha de Pago de Intereses siguiente], y (iii) cualquier Período de Intereses que esté vigente en la última de las amortizaciones de principal de este PAGARE terminará precisamente en dicha fecha.

“Tasa LIBOR” significará, para cada Período de Interés, la tasa de interés ofrecida para depósitos en Dólares a seis meses publicada en la página Telerate 3750, aproximadamente a las 11:00 a.m. (hora de Londres) el segundo día hábil en Londres anterior al primer día del Período de Intereses respectivo; en el entendido que (i) si dicha tasa no aparece publicada en la página Telerate 3750, “Tasa LIBO”, significará para ese Período de Intereses el promedio de las tasas para depósitos en Dólares a seis meses que aparecen publicadas en la página LIBOR de Reuters, aproximadamente, a las 11:00 a.m. (hora de Londres) del segundo día hábil en Londres anterior al primer día del Período de Intereses respectivo, (ii) si dicha tasa o tasas no aparecen en la página de Telerate 3750 o en la página LIBOR de Reuters, el Banco solicitará a la oficina principal de los cuatro mayores bancos del mercado interbancario de Londres, seleccionados por el Banco y aprobados por el Suscriptor, le informen sus tasas para depósitos en Dólares a seis meses por montos no inferiores a un millón de Dólares (US$ 1.000.000.00-) para bancos de referencia en el mercado interbancario de Londres aproximadamente a las 11:00 a.m. (hora de Londres) en el segundo día hábil en Londres anterior al primer día del respectivo Período de Intereses, para entrega en el primer día del Período de interés respectivo y si, al menos dos de esa tasas son así proporcionadas, la Tasa LIBOR para ese Período de Interés significará el promedio aritmético (aproximado hacia arriba, si es necesario, a lo más cercano de 1/16 de 1%) de tales tasas, y (iii) si menos de dos tasas solicitadas son proporcionadas al Banco, Tasa LIBOR significará para ese Período de Interés, el promedio aritmético (aproximado hacia arriba, si es necesario, en la forma antes mencionada) de las respectivas tasas a las que se capten depósitos a seis meses por montos no inferiores a un millón de Dólares (US$ 1.000.000.00-) por cada uno de los tres principales bancos de la ciudad de Nueva York, seleccionados por el Banco y aprobados por el Suscriptor para bancos europeos de primera clase, a aproximadamente las 11:00 a.m. (hora de Nueva York) al segundo día hábil previo al comienzo del respectivo Periodo de Interés para entrega el primer día de tal Período de Interés.

Para todo lo relativo al presente PAGARE, el Suscriptor y, en su caso, los demás obligados cambiarios, se someten expresamente a las leyes y a la jurisdicción de los tribunales competentes en la Ciudad de______________(anotar lugar de firma del pagaré), renunciando en forma expresa e irrevocable a cualquier otro fuero que pudiera corresponderle(s) por razón de su(s) domicilio(s) presente(s) o futuro(s), o por cualquier otra causa.

El presente PAGARE consta de [anverso y reverso ó ___ páginas] y está vinculado al Credit Agreement [validar si se debe traducir a español este término] que celebraron el Suscriptor, Cemex México, S.A. de C.V. y el Banco, el día________(anotar fecha de firma del contrato).

SUSCRIPTOR

_____________________________________________
CEMEX, S.A.B. de C.V.,
(anotar nombre del apoderado, en su caso, con facultades
para suscribir títulos de crédito y otorgar avales)

Domicilio Suscriptor:

POR AVAL

_____________________________________________
CEMEX MEXICO, S.A. de C.V.
(anotar nombre del apoderado, en su caso, con facultades
para suscribir títulos de crédito y otorgar avales)

Domicilio Avalista:

EXHIBIT B

FORM OF NOTICE OF BORROWING

BANCO BILBAO VIZCAYA ARGENTARIA,
S.A. NEW YORK BRANCH,
as Lender
1345 Avenue of the Americas, 45th floor
New York, NY 10105
United States of America
Attention: Rodolfo Hare

Reference is made to the Credit Agreement, dated as of June 25, 2008, among Cemex, S.A.B. de C.V., as Borrower (the Borrower), Cemex México, S.A. de C.V., as Guarantor and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as Lender (as the same may be amended, supplemented or otherwise modified from time to time, the Credit Agreement). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement. The undersigned hereby gives notice pursuant to Section 2.01(b) of the Credit Agreement of its request for the Loan with the following terms:

(A)	Requested Disbursement Date	__________________________________
(which is a Business Day)

(B)	Principal amount of Borrowing	__________________________________

(C)	Interest rate basis	LIBOR __________________________________

The disbursement shall be deposited in the following account and in accordance with the requirements of Section 2.01(b) of the Credit Agreement:

Bank Name:	_____________________________________

Bank Address:	_____________________________________

Bank ABA #:	_____________________________________

Account Name:	_____________________________________

Account #:	_____________________________________

Reference:	_____________________________________

The Borrower hereby represents and warrants that each condition specified in Section 4.01 of the Credit Agreement has been satisfied or waived.

IN WITNESS WHEREOF, the undersigned has hereto set his name on this [          ] day of [                ], [2008].

CEMEX, S.A.B. de C.V.,
as Borrower

By	:
Name	:
Title	:

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of [________]

AMONG:

(1)	[ASSIGNOR] (the Assignor);

(2)	[ASSIGNEE] (the Assignee);

(3)	CEMEX, S.A.B. de C.V. (the Borrower);

(4)	CEMEX MÉXICO, S.A. de C.V. (the Guarantor);

WITNESSETH:

WHEREAS:

(D)
This Assignment and Assumption Agreement (this Agreement) relates to the Credit Agreement dated as of June [__], 2008 among the Borrower, the Guarantor and Banco Bilbao Vizcaya Argentaria, New York Branch, as Lender (as from time to time further amended, supplemented or otherwise modified, the Credit Agreement);

(E)	As provided in the Credit Agreement, the Assignor has made a disbursement of the Loan for U.S.$500,000,000 (the Assignor's Loan), which is outstanding on the date hereof;

(F)
The Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of [a portion of] its Loan thereunder in an amount equal to U.S.$[             ] (the Assigned Amount), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

SECTION 2.  ASSIGNMENT

The Assignor hereby irrevocably assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement [to the extent of the Assigned Amount], and the Assignee hereby irrevocably accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement [to the extent of the Assigned Amount] [, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor]. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower, and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (a) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Loan in an amount equal to the Assigned Amount, and (b) the Loan of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

SECTION 3.  PAYMENTS.

As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.1 Each of the Assignor and the Assignee hereby agrees that if either party receives any amount under the Credit Agreement that is for the account of the other party, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

SECTION 4.  CONSENT OF THE BORROWER

This Agreement is conditioned upon the consent of the Borrower pursuant to Section 11.06(b) of the Credit Agreement. The execution of this Agreement by the Borrower is evidence of this consent. Pursuant to Section 11.06(b) of the Credit Agreement, the Borrower agrees to execute and deliver a new Note to the Assignee.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

(a)
The Assignor (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantor, any of its Affiliates or any other obligor or the performance or observance by the Borrower, the Guarantor, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto.

(b)
The Assignee (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (iv) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

[1]	Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

SECTION 6.  NON-RELIANCE ON ASSIGNOR.

The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower and the Guarantor, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

SECTION 7.  SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successor and assigns.

SECTION 8.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law of the State of New York.

SECTION 9.  COUNTERPARTS

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

SIGNATORIES

[ASSIGNOR]

By: _________________________
Title: ________________________

[ASSIGNEE]

By: _________________________
Title: ________________________

CEMEX, S.A.B. de C.V.,
as Borrower

By: _________________________
Title: ________________________

CEMEX MÉXICO, S.A. de C.V.,
as Guarantor

By: _________________________
Title: ________________________

1 – ISDA Confirmation

1 June 3, 2008

Centro Distribuidor de Cemento, S.A. de C.V.
Ave. Constitución 444 Pte.
64000 Monterrey, Nuevo León, México
Ref. No.: 4763342.25- 4763323.25

Confirmation of a OTC Option Transaction

Dear Sirs:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation “Party A” means Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander and “Party B” means Centro Distribuidor de Cemento, S.A. de C.V.

1. The definitions and provisions contained in the 2002 ISDA Definitions Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of October 12, 2000 (the “Agreement”) between Party A and Party B, and all provisions contained in the Agreement shall govern this Transaction except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmations relates are as follows:

General Terms:
Trade Date:	June 3, 2008.

Effective Date:	Hedge Termination Date

Expiration Date:	June 3, 2011

Hedging Period:
Each Exchange Business Day, from and including the Trade Date to but excluding an Exchange Business Day agreed by Party A and Party B (the “Hedge Termination Date”), provided that unless previously designated, the Hedge Termination Date shall automatically occur on July 1, 2008.

If the Hedge Termination Date is previous to July 1, 2008, then Party A shall notify Party B of the Hedge Termination Date.

Initial Price:	A price in USD, as notified by Party A to Party B on the Effective Date. The Initial Price shall include the commissions and the funding cost from the Trade Date to the end of the Hedging Period.

Calculation Agent:	Party A

Business Day:	Mexico City, New York City

Option 1:

Option Style:	European

Option Type:	Put

Seller:	Party B

Buyer:	Party A

Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount:	USD 83’333,333.33

Number of Options:	Notional Amount/Initial Price

Strike Price A:	1.15 * Initial Price

Premium Payment Dates and Amounts:
30-Dic-08	USD	3,107,044.86
30-Jun-09	USD	3,161,024.35
30-Dic-09	USD	3,223,565.28
30-Jun-10	USD	3,293,856.84
30-Dic-10	USD	3,369,548.91
29-Apr-11	USD	3,411,829.56

Option 2:
Option Style:	European

Option Type:	Put

Seller:	Party A

Buyer:	Party B

Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount:	USD 83’333,333.33

Number of Options:	Notional Amount/Initial Price

Strike Price B:	0.775 * Initial Price

Premium Payment Dates and Amounts:
30-Dic-08	USD	988,989.31
30-Jun-09	USD	1,054,542.87
30-Dic-09	USD	1,105,509.72
30-Jun-10	USD	1,187,375.35
30-Dic-10	USD	2,042,725.43
29-Apr-11	USD	1,001,965.22

Premium:
Net Premium Amounts:
30-Dic-08	USD	2,118,055.56
30-Jun-09	USD	2,106,481.48
30-Dic-09	USD	2,118,055.56
30-Jun-10	USD	2,106,481.48
30-Dic-10	USD	1,326,823.48
29-Apr-11	USD	2,409,864.34

Procedure for Exercise:
Exercise Date:	May 20, 2011
Latest Exercise Time:	3:00 p.m Mexico City Time.
Valuation Date :
Valuation Date:	May 20, 2011
Valuation Time:	3:00 p.m Mexico City Time.
Settlement Terms:
Settlement Method:	Cash Settlement
Settlement Method Election:	Not Applicable
Settlement Currency:	USD
Settlement Price:
The product of (i) the weighted average per share price in USD at which Party A or its Affiliates sold Shares on the Exchange during any Unhedging Dates and (ii) 99.90%, provided that the spread between “Bloomberg VWAP” on Bloomberg page “CX US <equity> VAP” (or any successor thereto) and Settlement Price, shall not be wider than four cents.

Unhedging Dates
Each Exchange Business Day from and including May 20, 2011 to and including the third Exchange Business Day immediately prior to the Expiration Date, provided that if Market Disruption Event occurs on any Unhedging Date, Unhedging Dates shall be added (and the Expiration Date accordingly extended) until 10 Valuation Dates have occurred on which no Market Disruption Event has occurred.

Cash Settlement Payment Date:	Expiration Date.
Share Adjustments: .

Method of Adjustment:	Calculation Agent Adjustment

Dividends Payments:
Dividend Payments (Cash or Shares)	In case that during the life of this Transaction the issuer of the

Shares pays a dividend, in cash or in shares, then the Strike Price, for each option, will be adjusted by the following formula:
Strike Price Adjusted = Strike Price * (1-Dy)
The Number of Options will be adjusted by inverse proportion that is mentioned above, that is:
Number of Options Adjusted = Number of Options/ (1-Dy)
Where:
Dy is the dividend yield, which is calculated by the following formula:
Dy=[(DIV)*(TC)]/[(1-DES)*Pr]
Where:
DIV, means Cash Dividend in USD for each Cemex CPO.

TC, means the Exchange rate and shall be the rate of exchange to settle obligations denominated in foreign currency payable in México, published by Banco de México, at the date determined and approved by the Shareholders Assembly.

Pr, means the price of Cemex CPO, determined and approved by the Board of Directors, taking to account the Mexican Stock Exchange “Bolsa Mexicana de Valores, S.A. de C.V.” (BMV) price of the Cemex CPO.

DES, means the discount determined and approved by the Board of Directors for the Cemex CPO.
Cemex CPO, means Certificados de Participación Ordinarios “Cemex CPO”

In the event that during this Transaction, Cemex S.A.B. de C.V., determined to change the Dividend calculation method, then the Calculation Agent shall adjust in good faith and in a commercially reasonable manner the Dy.

Extraordinary Events:

In the event of a split or any other corporate act determined by Cemex, S.A.B. de C.V., the Strike Price and the Number of Options shall be adjusted by the Calculation Agent in similar terms as in the method established for the Dividend Payment.

Additional Disruption Events:
Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable
Governing Law:	As specified in the Agreement.

Account Details:
Account for payments to Party A:
Mexican Pesos:
Banco de México SPEUA
Institution 14
Account 227 700 014 5
Swift: BMSXMXMM
USD Dollars:
JP Morgan Chase NY
ABA 021000021
Swift: CHASUS33
Account: 400047144
Beneficiary: Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander

Account for payment to Party B:	Citibank NA
ABA 021000089
Swift:	CITIUS33
Account:	36824503
Beneficiary:	CEMEX México
Offices:
(a) The Office for notices of Party A for this Transaction is its Mexico City located at Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, México, D.F.0020
(b) The Office of Party B for this Transaction is Av. Constitución 444 Pte Col. Centro Monterrey, N.L. México C.P. 64000.

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Option Transaction by signing in the space provide below and sending to us a copy of the executed Confirmation. If you believe the foregoing does not correctly reflect the terms of our agreement, please give us notice as soon as possible of what you believe to be the necessary corrections.

[SIGNATURE PAGES FOLLOW]

/s/ Beatriz Hernandez Diaz	/s/ Rene Salvador Cadena Carreon
Name: BEATRIZ HERNANDEZ DIAZ Title: Attorney in Fact	Name: RENE SALVADOR CADENA CARREON Title: Attorney in Fact

Confirmed as of the date first above written:

Centro Distribuidor de Cemento, S.A. de C.V

/s/ Humberto Moreira
Name: HUMBERTO MOREIRA Title: Attorney in Fact

2 – ISDA Confirmation

June 5, 2008

Centro Distribuidor de Cemento, S.A. de C.V.
Ave. Constitución 444 Pte.
64000 Monterrey, Nuevo León, México
Ref. No.: 4763271.25 - 4763311.25

Confirmation of a OTC Option Transaction

Dear Sirs:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation “Party A” means Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander and “Party B” means Centro Distribuidor de Cemento, S.A. de C.V.

1. The definitions and provisions contained in the 2002 ISDA Definitions Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of October 12, 2000 (the “Agreement”) between Party A and Party B, and all provisions contained in the Agreement shall govern this Transaction except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmations relates are as follows:

General Terms:
Trade Date:	June 5, 2008.

Effective Date:	Hedge Termination Date

Expiration Date:	April 4, 2011

Hedging Period:
Each Exchange Business Day, from and including the Trade Date to but excluding an Exchange Business Day agreed by Party A and Party B (the “Hedge Termination Date”), provided that unless previously designated, the Hedge Termination Date shall automatically occur on July 1, 2008.

If the Hedge Termination Date is previous to July 1, 2008, then Party A shall notify Party B of the Hedge Termination Date.

Initial Price:	A price in USD, as notified by Party A to Party B on the Effective Date. The Initial Price shall include the commissions and the funding cost from the Trade Date to the end of the Hedging Period.

Calculation Agent:	Party A

Business Day:	Mexico City, New York City.

Option 1:

Option Style:	European

Option Type:	Put

Seller:	Party B

Buyer:	Party A

Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount	USD 83’333,333.33

Number of Options:	Notional Amount / Initial Price

Strike Price A:	1.15 * Initial Price

Premium Payment Dates and Amounts:
30-Dic-08	USD	3,107,044.86
30-Jun-09	USD	3,161,024.34
30-Dic-09	USD	3,223,565.27
30-Jun-10	USD	3,293,856.83
30-Dic-10	USD	3,369,548.91

Option 2:
Option Style:	European
Option Type:	Put
Seller:	Party A
Buyer:	Party B
Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)
Notional Amount	USD 83’333,333.33
Number of Options:	Notional Amount / Initial Price
Strike Price B:	0.775 * Initial Price

Premium Payment Dates and Amounts:
30-Dic-08	USD	988,989.31
30-Jun-09	USD	1,054,542.87
30-Dic-09	USD	1,105,509.72
30-Jun-10	USD	1,187,375.35
30-Dic-10	USD	- 330,970.79

Premium:
Net Premium Amounts:
30-Dic-08	USD	2,118,055.56
30-Jun-09	USD	2,106,481.48
30-Dic-09	USD	2,118,055.56
30-Jun-10	USD	2,106,481.48
30-Dic-10	USD	3,700,519.70

Procedure for Exercise:
Exercise Date:	March 18, 2011
Latest Exercise Time:	3:00 p.m Mexico City Time.
Valuation Date :
Valuation Date:	March 18, 2011
Valuation Time:	3:00 p.m Mexico City Time.
Settlement Terms:
Settlement Method:	Cash Settlement
Settlement Method Election:	Not Applicable
Settlement Currency:	USD
Settlement Price:
The product of (i) the weighted average per share price in USD at which Party A or its Affiliates sold Shares on the Exchange during any Unhedging Dates and (ii) 99.90%, provided that the spread between “Bloomberg VWAP” on Bloomberg page “CX US <equity> VAP” (or any successor thereto) and Settlement Price, shall not be wider than four cents.

Unhedging Date:
Each Exchange Business Day from and including March 18, 2011 to and including the third Exchange Business Day immediately prior to the Expiration Date, provided that if Market Disruption Event occurs on any Unhedging Date, Unhedging Dates shall be added (and the Expiration Date accordingly extended) until 10 Valuation Dates have occurred on which no Market Disruption Event has occurred.

Cash Settlement Payment Date:	Expiration Date.
Share Adjustments:
Method of Adjustment:	Calculation Agent Adjustment
Dividends Payments:
Dividend Payments (Cash or Shares)	In case that during the life of this Transaction the issuer of the

Shares pays a dividend, in cash or in shares, then the Strike Price, for each option, will be adjusted by the following formula:
Strike Price Adjusted = Strike Price * (1-Dy)
The Number of Options will be adjusted by inverse proportion that is mentioned above, that is:
Number of Options Adjusted = Number of Options/ (1-Dy)
Where:
Dy is the dividend yield, which is calculated by the following formula:
Dy=[(DIV)*(TC)]/[(1-DES)*Pr]
Where:
DIV, means Cash Dividend in USD for each Cemex CPO.

TC, means the Exchange rate and shall be the rate of exchange to settle obligations denominated in foreign currency payable in México, published by Banco de México, at the date determined and approved by the Shareholders Assembly.

Pr, means the price of Cemex CPO, determined and approved by the Board of Directors, taking to account the Mexican Stock Exchange “Bolsa Mexicana de Valores, S.A. de C.V.” (BMV) price of the Cemex CPO.

DES, means the discount determined and approved by the Board of Directors for the Cemex CPO.
Cemex CPO, means Certificados de Participación Ordinarios “Cemex CPO”

In the event that during this Transaction, Cemex S.A.B. de C.V., determined to change the Dividend calculation method, then the Calculation Agent shall adjust in good faith and in a commercially reasonable manner the Dy.

Extraordinary Events:

In the event of a split or any other corporate act determined by Cemex, S.A.B. de C.V., the Strike Price and the Number of Options shall be adjusted by the Calculation Agent in similar terms as in the method established for the Dividend Payment.

Additional Disruption Events:
Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable
Governing Law:	As specified in the Agreement.
Account Details:
Account for payments to Party A:
Mexican Pesos:
Banco de México SPEUA
Institution 14
Account 227 700 014 5
Swift: BMSXMXMM
USD Dollars:
JP Morgan Chase NY
ABA 021000021
Swift: CHASUS33
Account: 400047144
Beneficiary: Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander

Account for payment to Party B:	Citibank NA ABA 021000089 Swift: CITIUS33 Account: 36824503 Beneficiary: CEMEX México
Offices:
(a) The Office for notices of Party A for this Transaction is its Mexico City located at Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, México, D.F.
(b) The Office of Party B for this Transaction is Av. Constitución 444 Pte Col. Centro Monterrey, N.L. México C.P. 64000.

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Option Transaction by signing in the space provide below and sending to us a copy of the executed Confirmation. If you believe the foregoing does not correctly reflect the terms of our agreement, please give us notice as soon as possible of what you believe to be the necessary corrections.
[SIGNATURE PAGES FOLLOW]

/s/ Beatriz Hernandez Diaz	/s/ Rene Salvador Cadena Carreon
Name: BEATRIZ HERNANDEZ DIAZ Title: Attorney in Fact	Name: RENE SALVADOR CADENA CARREON Title: Attorney in Fact

Confirmed as of the date first above written:

Centro Distribuidor de Cemento, S.A. de C.V

/s/ Humberto Moreira
Name: HUMBERTO MOREIRA Title: Attorney in Fact

3 – ISDA Confirmation

1 June 5, 2008

Centro Distribuidor de Cemento, S.A. de C.V.
Ave. Constitución 444 Pte.
64000 Monterrey, Nuevo León, México
Ref. No.: 4763375.25 - 4763392.25

Confirmation of a OTC Option Transaction

Dear Sirs:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation “Party A” means Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander and “Party B” means Centro Distribuidor de Cemento, S.A. de C.V.

1. The definitions and provisions contained in the 2002 ISDA Definitions Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of October 12, 2000 (the “Agreement”) between Party A and Party B, and all provisions contained in the Agreement shall govern this Transaction except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmations relates are as follows:

General Terms:

Trade Date:	June 5, 2008.

Effective Date:	Hedge Termination Date

Expiration Date:	June 3, 2011

Hedging Period:
Each Exchange Business Day, from and including the Trade Date to but excluding an Exchange Business Day agreed by Party A and Party B (the “Hedge Termination Date”), provided that unless previously designated, the Hedge Termination Date shall automatically occur on July 1, 2008.

If the Hedge Termination Date is previous to July 1, 2008, then Party A shall notify Party B of the Hedge Termination Date.

Initial Price:	A price in USD, as notified by Party A to Party B on the Effective Date. The Initial Price shall include the commissions and the funding cost from the Trade Date to the end of the Hedging Period.

Calculation Agent:	Party A

Business Day:	Mexico City, New York City.

Option 1:

Option Style:	European

Option Type:	Put

Seller:	Party B

Buyer:	Party A

Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount	USD 83’333,333.33

Number of Options:	Notional Amount / Initial Price

Strike Price A:	1.15 * Initial Price

Premium Payment Dates and Amounts:
30-Dic-08	USD	3,107,044.86
30-Jun-09	USD	3,161,024.35
30-Dic-09	USD	3,223,565.28
30-Jun-10	USD	3,293,856.84
30-Dic-10	USD	3,369,548.91
29-Apr-11	USD	3,411,829.56

Option 2:
Option Style:	European
Option Type:	Put
Seller:	Party A
Buyer:	Party B
Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount	USD 83’333,333.33

Number of Options:	Notional Amount / Initial Price

Strike Price B:	0.775 * Initial Price

Premium Payment Dates and Amounts:

30-Dic-08	USD	988,989.31
30-Jun-09	USD	1,054,542.87
30-Dic-09	USD	1,105,509.72
30-Jun-10	USD	1,187,375.35
30-Dic-10	USD	2,042,725.43
29-Apr-11	USD	1,001,965.22

Premium:
Net Premium Amounts:
30-Dic-08	USD	2,118,055.56
30-Jun-09	USD	2,106,481.48
30-Dic-09	USD	2,118,055.56
30-Jun-10	USD	2,106,481.48
30-Dic-10	USD	1,326,823.48
29-Apr-11	USD	2,409,864.34

Procedure for Exercise:
Exercise Date:	May 20, 2011
Latest Exercise Time:	3:00 p.m Mexico City Time.
Valuation Date :
Valuation Date:	May 20, 2011
Valuation Time:	3:00 p.m Mexico City Time.
Settlement Terms:
Settlement Method:	Cash Settlement
Settlement Method Election:	Not Applicable
Settlement Currency:	USD
Settlement Price:
The product of (i) the weighted average per share price in USD at which Party A or its Affiliates sold Shares on the Exchange during any Unhedging Dates and (ii) 99.90%, provided that the spread between “Bloomberg VWAP” on Bloomberg page “CX US <equity> VAP” (or any successor thereto) and Settlement Price, shall not be wider than four cents.

Unhedging Dates
Each Exchange Business Day from and including May 20, 2011 to and including the third Exchange Business Day immediately prior to the Expiration Date, provided that if Market Disruption Event occurs on any Unhedging Date, Unhedging Dates shall be added (and the Expiration Date accordingly extended) until 10 Valuation Dates have occurred on which no Market Disruption Event has occurred.

Cash Settlement Payment Date:	Expiration Date.

Share Adjustments:
Method of Adjustment:	Calculation Agent Adjustment
Dividends Payments:
Dividend Payments (Cash or Shares)	In case that during the life of this Transaction the

issuer of the Shares pays a dividend, in cash or in shares, then the Strike Price, for each option, will be adjusted by the following formula:
Strike Price Adjusted = Strike Price * (1-Dy)
The Number of Options will be adjusted by inverse proportion that is mentioned above, that is:
Number of Options Adjusted = Number of Options/ (1-Dy)
Where:
Dy is the dividend yield, which is calculated by the following formula:
Dy=[(DIV)*(TC)]/[(1-DES)*Pr]
Where:
DIV, means Cash Dividend in USD for each Cemex CPO.

TC, means the Exchange rate and shall be the rate of exchange to settle obligations denominated in foreign currency payable in México, published by Banco de México, at the date determined and approved by the Shareholders Assembly.

Pr, means the price of Cemex CPO, determined and approved by the Board of Directors, taking to account the Mexican Stock Exchange “Bolsa Mexicana de Valores, S.A. de C.V.” (BMV) price of the Cemex CPO.

DES, means the discount determined and approved by the Board of Directors for the Cemex CPO.
Cemex CPO, means Certificados de Participación Ordinarios “Cemex CPO”

In the event that during this Transaction, Cemex S.A.B. de C.V., determined to change the Dividend calculation method, then the Calculation Agent shall adjust in good faith and in a commercially reasonable manner the Dy.

Extraordinary Events:

In the event of a split or any other corporate act determined by Cemex, S.A.B. de C.V., the Strike Price and the Number of Options shall be adjusted by the Calculation Agent in similar terms as in the method established for the Dividend Payment.

Additional Disruption Events:
Non-Reliance:	Applicable

Additional Acknowledgments: Applicable
Governing Law: As specified in the Agreement.
Account Details:
Account for payments to Party A: Mexican Pesos:

Banco de México SPEUA
Institution 14
Account 227 700 014 5
Swift: BMSXMXMM
USD Dollars:
JP Morgan Chase NY
ABA 021000021
Swift: CHASUS33
Account: 400047144
Beneficiary: Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander
Account for payment to Party B: Citibank NA
ABA 021000089
Swift: CITIUS33
Account: 36824503
Beneficiary: CEMEX México

Offices:
(a) The Office for notices of Party A for this Transaction is its Mexico City located at Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, México, D.F.
(b) The Office of Party B for this Transaction is Av. Constitución 444 Pte Col. Centro Monterrey, N.L. México C.P. 64000.

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Option Transaction by signing in the space provide below and sending to us a copy of the executed Confirmation. If you believe the foregoing does not correctly reflect the terms of our agreement, please give us notice as soon as possible of what you believe to be the necessary corrections.
[SIGNATURE PAGES FOLLOW

/s/ Beatriz Hernandez Diaz	/s/ Rene Salvador Cadena Carreon
Name: BEATRIZ HERNANDEZ DIAZ Title: Attorney in Fact	Name: RENE SALVADOR CADENA CARREON Title: Attorney in Fact

Confirmed as of the date first above written:

Centro Distribuidor de Cemento, S.A. de C.V

/s/ Humberto Moreira
Name: HUMBERTO MOREIRA Title: Attorney in Fact

4 – ISDA Confirmation

1 June 5, 2008

Centro Distribuidor de Cemento, S.A. de C.V.
Ave. Constitución 444 Pte.
64000 Monterrey, Nuevo León, México
Ref. No.: 4763438.25 - 4763454.25

Confirmation of a OTC Option Transaction

Dear Sirs:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation “Party A” means Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander and “Party B” means Centro Distribuidor de Cemento, S.A. de C.V.

1. The definitions and provisions contained in the 2002 ISDA Definitions Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of October 12, 2000 (the “Agreement”) between Party A and Party B, and all provisions contained in the Agreement shall govern this Transaction except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmations relates are as follows:

General Terms:

Trade Date:	June 5, 2008.

Effective Date:	Hedge Termination Date

Expiration Date:	August 3, 2011

Hedging Period:
Each Exchange Business Day, from and including the Trade Date to but excluding an Exchange Business Day agreed by Party A and Party B (the “Hedge Termination Date”), provided that unless previously designated, the Hedge Termination Date shall automatically occur on July 1, 2008.

If the Hedge Termination Date is previous to July 1, 2008, then Party A shall notify Party B of the Hedge Termination Date.

Initial Price:	A price in USD, as notified by Party A to Party B on the Effective Date. The Initial Price shall include the commissions and the funding cost from the Trade Date to the end of the Hedging Period.

Calculation Agent:	Party A

Business Day:	Mexico City, New York City.

Option 1:
Option Style:	European

Option Type:	Put

Seller:	Party B

Buyer:	Party A

Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount	USD 83’333,333.33

Number of Options:	Notional Amount / Initial Price

Strike Price A:	1.15 * Initial Price

Premium Payment Dates and Amounts:

30-Dic-08	USD	3,107,044.86
30-Jun-09	USD	3,161,024.35
30-Dic-09	USD	3,223,565.28
30-Jun-10	USD	3,293,856.84
30-Dic-10	USD	3,369,548.91
29-Apr-11	USD	3,411,829.56

Option 2:
Option Style:	European
Option Type:	Put
Seller:	Party A
Buyer:	Party B
Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount	USD 83’333,333.33
Number of Options:	Notional Amount / Initial Price
Strike Price B:	0.775 * Initial Price

Premium Payment Dates and Amounts:

30-Dic-08	USD	988,989.31
30-Jun-09	USD	1,054,542.87
30-Dic-09	USD	1,105,509.72
30-Jun-10	USD	1,187,375.35
30-Dic-10	USD	2,042,725.43
29-Apr-11	USD	1,001,965.22

Premium:
Net Premium Amount:
30-Dic-08	USD	2,118,055.56
30-Jun-09	USD	2,106,481.48
30-Dic-09	USD	2,118,055.56
30-Jun-10	USD	2,106,481.48
30-Dic-10	USD	1,326,823.48
29-Apr-11	USD	2,409,864.34

Procedure for Exercise:
Exercise Date:	July 20, 2011
Latest Exercise Time:	3:00 p.m Mexico City Time.
Valuation Date :
Valuation Date:	July 20, 2011
Valuation Time:	3:00 p.m Mexico City Time.
Settlement Terms:
Settlement Method:	Cash Settlement
Settlement Method Election:	Not Applicable
Settlement Currency:	USD
Settlement Price:
The product of (i) the weighted average per share price in USD at which Party A or its Affiliates sold Shares on the Exchange during any Unhedging Dates and (ii) 99.90%, provided that the spread between “Bloomberg VWAP” on Bloomberg page “CX US <equity> VAP” (or any successor thereto) and Settlement Price, shall not be wider than four cents.

The Settlement Price
Unhedging Dates
Each Exchange Business Day from and including July 20, 2011 to and including the third Exchange Business Day immediately prior to the Expiration Date, provided that if Market Disruption Event occurs on any Unhedging Date, Unhedging Dates shall be added (and the Expiration Date accordingly extended) until 10 Valuation Dates have occurred on which no Market Disruption Event has occurred.

Cash Settlement Payment Date: Expiration Date
Share Adjustments:
Method of Adjustment:	Calculation Agent Adjustment

Dividends Payments:
Dividend Payments (Cash or Shares)	In case that during the life of this Transaction issuer of the Shares pays a dividend, in cash or in shares, then the Strike Price, for each option, will be adjusted by the following formula:
Strike Price Adjusted = Strike Price * (1-Dy)
The Number of Options will be adjusted by inverse proportion that is mentioned above, that is:
Number of Options Adjusted = Number of Options/ (1-Dy)
Where:
Dy is the dividend yield, which is calculated by the following formula:
Dy=[(DIV)*(TC)]/[(1-DES)*Pr]
Where:
DIV, means Cash Dividend in USD for each Cemex CPO.

TC, means the Exchange rate and shall be the rate of exchange to settle obligations denominated in foreign currency payable in México, published by Banco de México, at the date determined and approved by the Shareholders Assembly.

Pr, means the price of Cemex CPO, determined and approved by the Board of Directors, taking to account the Mexican Stock Exchange “Bolsa Mexicana de Valores, S.A. de C.V.” (BMV) price of the Cemex CPO.

DES, means the discount determined and approved by the Board of Directors for the Cemex CPO.
Cemex CPO, means Certificados de Participación Ordinarios “Cemex CPO”

In the event that during this Transaction, Cemex S.A.B. de C.V., determined to change the Dividend calculation method, then the Calculation Agent shall adjust in good faith and in a commercially reasonable manner the Dy.

Extraordinary Events:

In the event of a split or any other corporate act determined by Cemex, S.A.B. de C.V., the Strike Price and the Number of Options shall be adjusted by the Calculation Agent in similar terms as in the method established for the Dividend Payment.

Additional Disruption Events:
Non-Reliance:	Applicable
Additional Acknowledgments:	Applicable
Governing Law:	As specified in the Agreement.
Account Details:
Account for payments to Party A: Mexican Pesos:

Banco de México SPEUA
Institution 14
Account 227 700 014 5
Swift: BMSXMXMM
USD Dollars:
JP Morgan Chase NY
ABA 021000021
Swift: CHASUS33
Account: 400047144
Beneficiary: Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander
Account for payment to Party B: Citibank NA
ABA 021000089
Swift: CITIUS33
Account: 36824503
Beneficiary: CEMEX México

Offices:
(a) The Office for notices of Party A for this Transaction is its Mexico City located at Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, México, D.F.
(b) The Office of Party B for this Transaction is Av. Constitución 444 Pte Col. Centro Monterrey, N.L. México C.P. 64000.

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Option Transaction by signing in the space provide below and sending to us a copy of the executed Confirmation. If you believe the foregoing does not correctly reflect the terms of our agreement, please give us notice as soon as possible of what you believe to be the necessary corrections.
[SIGNATURE PAGES FOLLOW]

/s/ Beatriz Hernandez Diaz	/s/ Rene Salvador Cadena Carreon
Name: BEATRIZ HERNANDEZ DIAZ Title: Attorney in Fact	Name: RENE SALVADOR CADENA CARREON Title: Attorney in Fact

Confirmed as of the date first above written:

Centro Distribuidor de Cemento, S.A. de C.V

/s/ Humberto Moreira
Name: HUMBERTO MOREIRA Title: Attorney in Fact

5 – ISDA Confirmation

1 June 3, 2008

Centro Distribuidor de Cemento, S.A. de C.V.
Ave. Constitución 444 Pte.
64000 Monterrey, Nuevo León, México
Ref. No.: 4763217.25 - 4763238.25

Confirmation of a OTC Option Transaction

Dear Sirs:
The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation “Party A” means Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander and “Party B” means Centro Distribuidor de Cemento, S.A. de C.V.

1. The definitions and provisions contained in the 2002 ISDA Definitions Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of October 12, 2000 (the “Agreement”) between Party A and Party B, and all provisions contained in the Agreement shall govern this Transaction except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmations relates are as follows:

General Terms:

Trade Date:	June 3, 2008.

Effective Date:	Hedge Termination Date

Expiration Date:	April 4, 2011

Hedging Period:
Each Exchange Business Day, from and including the Trade Date to but excluding an Exchange Business Day agreed by Party A and Party B (the “Hedge Termination Date”), provided that unless previously designated, the Hedge Termination Date shall automatically occur on July 1, 2008.

If the Hedge Termination Date is previous to July 1, 2008, then Party A shall notify Party B of the Hedge Termination Date.

Initial Price:	A price in USD, as notified by Party A to Party B on the Effective Date. The Initial Price shall include the commissions and the funding cost from the Trade Date to the end of the Hedging Period.

Calculation Agent:	Party A

Business Day:	Mexico City, New York City.

Option 1:

Option Style:	European

Option Type:	Put

Seller:	Party B

Buyer:	Party A

Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount:	USD 83’333,333.33

Number of Options:	Notional Amount /Initial Price

Strike Price A:	1.15 * Initial Price

Premium Payment Dates and Amounts:

30-Dic-08	USD	3,107,044.86
30-Jun-09	USD	3,161,024.34
30-Dic-09	USD	3,223,565.27
30-Jun-10	USD	3,293,856.83
30-Dic-10	USD	3,369,548.91

Option 2:
Option Style:	European
Option Type:	Put
Seller:	Party A
Buyer:	Party B
Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)
Notional Amount:	USD 83’333,333.33
Number of Options:	Notional Amount/Initial Price
Strike Price B:	0.775 * Initial Price

Premium Payment Dates and Amounts:

30-Dic-08	USD	988,989.31
30-Jun-09	USD	1,054,542.87
30-Dic-09	USD	1,105,509.72
30-Jun-10	USD	1,187,375.35
30-Dic-10	USD	- 330,970.79

Premium:
Net Premium Amounts:
30-Dic-08	USD	2,118,055.56
30-Jun-09	USD	2,106,481.48
30-Dic-09	USD	2,118,055.56
30-Jun-10	USD	2,106,481.48
30-Dic-10	USD	3,700,519.70

Procedure for Exercise:
Exercise Date:	March 18, 2011
Latest Exercise Time:	3:00 p.m Mexico City Time.
Valuation Date :
Valuation Date:	March 18, 2011
Valuation Time:	3:00 p.m Mexico City Time.
Settlement Terms:
Settlement Method:	Cash Settlement
Settlement Method Election:	Not Applicable
Settlement Currency:	USD
Settlement Price:
The product of (i) the weighted average per share price in USD at which Party A or its Affiliates sold Shares on the Exchange during any Unhedging Dates and (ii) 99.90%, provided that the spread between “Bloomberg VWAP” on Bloomberg page “CX US <equity> VAP” (or any successor thereto) and Settlement Price, shall not be wider than four cents.

Unhedging Date:
Each Exchange Business Day from and including March 18, 2011 to and including the third Exchange Business Day immediately prior to the Expiration Date, provided that if Market Disruption Event occurs on any Unhedging Date, Unhedging Dates shall be added (and the Expiration Date accordingly extended) until 10 Valuation Dates have occurred on which no Market Disruption Event has occurred.

Cash Settlement Payment Date:	Expiration Date.
Share Adjustments:
Method of Adjustment: Calculation Agent Adjustment
Dividends Payments:
Dividend Payments (Cash or Shares)	In case that during the life of this Transaction the issuer of the

Shares pays a dividend, in cash or in shares, then the Strike Price, for each option, will be adjusted by the following formula:
Strike Price Adjusted = Strike Price * (1-Dy)
The Number of Options will be adjusted by inverse proportion that is mentioned above, that is:
Number of Options Adjusted = Number of Options/ (1-Dy)
Where:
Dy is the dividend yield, which is calculated by the following formula:
Dy=[(DIV)*(TC)]/[(1-DES)*Pr]
Where:
DIV, means Cash Dividend in USD for each Cemex CPO.

TC, means the Exchange rate and shall be the rate of exchange to settle obligations denominated in foreign currency payable in México, published by Banco de México, at the date determined and approved by the Shareholders Assembly.

Pr, means the price of Cemex CPO, determined and approved by the Board of Directors, taking to account the Mexican Stock Exchange “Bolsa Mexicana de Valores, S.A. de C.V.” (BMV) price of the Cemex CPO.

DES, means the discount determined and approved by the Board of Directors for the Cemex CPO.
Cemex CPO, means Certificados de Participación Ordinarios “Cemex CPO”

In the event that during this Transaction, Cemex S.A.B. de C.V., determined to change the Dividend calculation method, then the Calculation Agent shall adjust in good faith and in a commercially reasonable manner the Dy.

Extraordinary Events:

In the event of a split or any other corporate act determined by Cemex, S.A.B. de C.V., the Strike Price and the Number of Options shall be adjusted by the Calculation Agent in similar terms as in the method established for the Dividend Payment.

Additional Disruption Events:
Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable
Governing Law:	As specified in the Agreement.
Account Details:
Account for payments to Party A: Mexican Pesos:

Banco de México SPEUA
Institution 14
Account 227 700 014 5
Swift: BMSXMXMM
USD Dollars:
JP Morgan Chase NY
ABA 021000021
Swift: CHASUS33
Account: 400047144
Beneficiary: Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander
Account for payment to Party B: Citibank NA
ABA 021000089
Swift: CITIUS33
Account: 36824503
Beneficiary: CEMEX México

Offices:
(a) The Office for notices of Party A for this Transaction is its Mexico City located at Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, México, D.F.
(b) The Office of Party B for this Transaction is Av. Constitución 444 Pte Col. Centro Monterrey, N.L. México C.P. 64000.

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Option Transaction by signing in the space provide below and sending to us a copy of the executed Confirmation. If you believe the foregoing does not correctly reflect the terms of our agreement, please give us notice as soon as possible of what you believe to be the necessary corrections.
[SIGNATURE PAGES FOLLOW]

/s/ Beatriz Hernandez Diaz	/s/ Rene Salvador Cadena Carreon
Name: BEATRIZ HERNANDEZ DIAZ Title: Attorney in Fact	Name: RENE SALVADOR CADENA CARREON Title: Attorney in Fact

Confirmed as of the date first above written:

Centro Distribuidor de Cemento, S.A. de C.V

/s/ Humberto Moreira
Name: HUMBERTO MOREIRA Title: Attorney in Fact

6 – ISDA Confirmation

1 June 3, 2008

Centro Distribuidor de Cemento, S.A. de C.V.
Ave. Constitución 444 Pte.
64000 Monterrey, Nuevo León, México
Ref. No.: 4763415.25 - 4763431.25

Confirmation of a OTC Option Transaction

Dear Sirs:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation “Party A” means Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander and “Party B” means Centro Distribuidor de Cemento, S.A. de C.V.

1. The definitions and provisions contained in the 2002 ISDA Definitions Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of October 12, 2000 (the “Agreement”) between Party A and Party B, and all provisions contained in the Agreement shall govern this Transaction except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmations relates are as follows:
General Terms:
Trade Date:	June 3, 2008.
Effective Date:	Hedge Termination Date
Expiration Date:	August 3, 2011
Hedging Period:
Each Exchange Business Day, from and including the Trade Date to but excluding an Exchange Business Day agreed by Party A and Party B (the “Hedge Termination Date”), provided that unless previously designated, the Hedge Termination Date shall automatically occur on July 1, 2008.

If the Hedge Termination Date is previous to July 1, 2008, then Party A shall notify Party B of the Hedge Termination Date.

Initial Price:	A price in USD, as notified by Party A to Party B on the Effective Date. The Initial Price shall include the commissions and the funding cost from the Trade Date to the end of the Hedging Period.
Calculation Agent:	Party A
Business Day:	Mexico City, New York City

Option 1:
Option Style:	European
Option Type:	Put
Seller:	Party B
Buyer:	Party A
Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)
Notional Amount	USD 83’333,333.33
Number of Options:	Notional Amount / Initial Price
Strike Price A:	1.15 * Initial Price
Premium Payment Dates and Amounts:

30-Dic-08	USD	3,107,044.86
30-Jun-09	USD	3,161,024.35
30-Dic-09	USD	3,223,565.28
30-Jun-10	USD	3,293,856.84
30-Dic-10	USD	3,369,548.91
29-Apr-11	USD	3,411,829.56

Option 2:
Option Style:	European

Option Type:	Put

Seller:	Party A

Buyer:	Party B

Shares:	The American Depositary Shares (ADS´s) related to common stock of Cemex, S.A.B. de C.V. (Ticker Symbol: Bloomberg CX US)

Notional Amount	USD 83’333,333.33

Number of Options:	Notional Amount / Initial Price

Strike Price B:	0.775 * Initial Price

Premium Payment Dates and Amounts:

30-Dic-08	USD	988,989.31
30-Jun-09	USD	1,054,542.87
30-Dic-09	USD	1,105,509.72
30-Jun-10	USD	1,187,375.35
30-Dic-10	USD	2,042,725.43
29-Apr-11	USD	1,001,965.22

Premium:
Net Premium Amounts:
30-Dic-08	USD	2,118,055.56
30-Jun-09	USD	2,106,481.48
30-Dic-09	USD	2,118,055.56
30-Jun-10	USD	2,106,481.48
30-Dic-10	USD	1,326,823.48
29-Apr-11	USD	2,409,864.34

Procedure for Exercise:
Exercise Date:	July 20, 2011
Latest Exercise Time:	3:00 p.m Mexico City Time.
Valuation Date :
Valuation Date:	July 20, 2011
Valuation Time:	3:00 p.m Mexico City Time.
Settlement Terms:
Settlement Method:	Cash Settlement
Settlement Method Election:	Not Applicable
Settlement Currency:	USD
Settlement Price:
The product of (i) the weighted average per share price in USD at which Party A or its Affiliates sold Shares on the Exchange during any Unhedging Dates and (ii) 99.90%, provided that the spread between “Bloomberg VWAP” on Bloomberg page “CX US <equity> VAP” (or any successor thereto) and Settlement Price, shall not be wider than four cents.

Unhedging Dates
Each Exchange Business Day from and including July 20, 2011 to and including the third Exchange Business Day immediately prior to the Expiration Date, provided that if Market Disruption Event occurs on any Unhedging Date, Unhedging Dates shall be added (and the Expiration Date accordingly extended) until 10 Valuation Dates have occurred on which no Market Disruption Event has occurred.

Cash Settlement Payment Date:	Expiration Date
Share Adjustments:
Method of Adjustment:	Calculation Agent Adjustment
Dividends Payments:
Dividend Payments (Cash or Shares)	In case that during the life of this Transaction the issuer of the

Shares pays a dividend, in cash or in shares, then the Strike Price, for each option, will be adjusted by the following formula:
Strike Price Adjusted = Strike Price * (1-Dy)
The Number of Options will be adjusted by inverse proportion that is mentioned above, that is:
Number of Options Adjusted = Number of Options/ (1-Dy)
Where:
Dy is the dividend yield, which is calculated by the following formula:
Dy=[(DIV)*(TC)]/[(1-DES)*Pr]
Where:
DIV, means Cash Dividend in USD for each Cemex CPO.

TC, means the Exchange rate and shall be the rate of exchange to settle obligations denominated in foreign currency payable in México, published by Banco de México, at the date determined and approved by the Shareholders Assembly.

Pr, means the price of Cemex CPO, determined and approved by the Board of Directors, taking to account the Mexican Stock Exchange “Bolsa Mexicana de Valores, S.A. de C.V.” (BMV) price of the Cemex CPO.

DES, means the discount determined and approved by the Board of Directors for the Cemex CPO.
Cemex CPO, means Certificados de Participación Ordinarios “Cemex CPO”

In the event that during this Transaction, Cemex S.A.B. de C.V., determined to change the Dividend calculation method, then the Calculation Agent shall adjust in good faith and in a commercially reasonable manner the Dy.

Extraordinary Events:

In the event of a split or any other corporate act determined by Cemex, S.A.B. de C.V., the Strike Price and the Number of Options shall be adjusted by the Calculation Agent in similar terms as in the method established for the Dividend Payment.

Additional Disruption Events:
Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable
Governing Law:	As specified in the Agreement.
Account Details:
Account for payments to Party A: Mexican Pesos:

Banco de México SPEUA
Institution 14
Account 227 700 014 5
Swift: BMSXMXMM
USD Dollars:
JP Morgan Chase NY
ABA 021000021
Swift: CHASUS33
Account: 400047144
Beneficiary: Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander
Account for payment to Party B: Citibank NA
ABA 021000089
Swift: CITIUS33
Account: 36824503
Beneficiary: CEMEX México

Offices:
(a) The Office for notices of Party A for this Transaction is its Mexico City located at Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, México, D.F.
(b) The Office of Party B for this Transaction is Av. Constitución 444 Pte Col. Centro Monterrey, N.L. México C.P. 64000.

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Option Transaction by signing in the space provide below and sending to us a copy of the executed Confirmation. If you believe the foregoing does not correctly reflect the terms of our agreement, please give us notice as soon as possible of what you believe to be the necessary corrections.
[SIGNATURE PAGES FOLLOW]

/s/ Beatriz Hernandez Diaz	/s/ Rene Salvador Cadena Carreon
Name: BEATRIZ HERNANDEZ DIAZ Title: Attorney in Fact	Name: RENE SALVADOR CADENA CARREON Title: Attorney in Fact

Confirmed as of the date first above written:

Centro Distribuidor de Cemento, S.A. de C.V

/s/ Humberto Moreira
Name: HUMBERTO MOREIRA Title: Attorney in Fact

Execution Version

FRAMEWORK AGREEMENT

THIS FRAMEWORK AGREEMENT, dated as of June 25, 2008 (this "Framework Agreement"), is entered into by and among CEMEX, S.A.B. de C.V. (“CEMEX”), a sociedad anónima bursátil de capital variable organized and existing pursuant to the laws of the United Mexican States, CEMEX MÉXICO, S.A. de C.V. (“CEMEX Mexico” and together with CEMEX, the “Credit Parties”), a sociedad anónima de capital variable organized and existing pursuant to the laws of the United Mexican States, CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE C.V., a sociedad anónima de capital variable organized and existing pursuant to the laws of the United Mexican States (the "CEMEX Swap Party"), BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER (the "Swap Counterparty") and BANCO BILBAO VIZCAYA ARGENTARIA, S.A. acting through its New York Branch (the "Lender") (the "Framework Agreement").

WHEREAS, the CEMEX Swap Party and the Swap Counterparty are parties to an International Swap Dealers Association Agreement dated February 14, 2003 pursuant to which the parties have entered into a "Put Spread" transaction with a notional amount in the aggregate of US$ 500,000,000.00 (as modified, amended or supplemented and in effect from time to time, and including all schedules, annexes and Confirmations (as defined therein) thereto, the "Swap Transaction"); and

WHEREAS, the Credit Parties and the Lender are parties to the US$ 500,000,000.00 Credit Agreement, dated June 25, 2008 (as modified, amended or supplemented and in effect from time to time, the "Credit Agreement"); and

WHEREAS, the Credit Parties wish to coordinate certain payment obligations of the Swap Counterparty under the Swap Transaction with payment obligations of the Credit Parties under the Credit Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Defined Terms.

1.01  "Payment Date" shall be June 30 and December 30 of each year, beginning with December 30, 2008 and ending on, and including April 29, 2011. If the Payment Date falls on a date that is not a Business Day, such date shall be deemed to be the immediately preceding Business Day.

1.02  "Business Day" means any day that is also a day for trading by and between banks in Dollar deposits in the London interbank market, excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, USA or Mexico City, Mexico, or is a day on which banking institutions located in New York or Mexico are authorized or required by law or other governmental action to close.

1.03  "Dollar” means the lawful currency of the United States of America.

Section 2.  Payment Direction; Application of Funds. Subject to the terms in the Swap Transaction, on each Payment Date, the Swap Counterparty shall make all payments required under the Swap Transaction to the account of CEMEX listed below (the "Account"):

Execution Version

Bank Name:	Citibank NA
Bank ABA #:	021000089
Swift :	CITIUS33
Account #:	36964215
Beneficiary:	CEMEX S.A.B. de C.V.

Section 3.  Application of Funds. On each Payment Date, CEMEX shall apply the funds in the Account toward its payment obligations on such date to the Lender under the Credit Agreement. This Framework Agreement and the arrangements described herein shall in no way affect or modify the obligations of the Credit Parties under the Credit Agreement, or the terms of such obligations set forth therein. The obligations of the Credit Parties under the Credit Agreement shall be enforceable in accordance with their terms regardless of the failure of any payment by the Swap Counterparty to make payment, the insolvency of the Swap Counterparty or the absence of any funds to the credit of the Account.

Section 4.  Amendments. Nothing set forth herein shall give the Lender or the Swap Counterparty any rights under the agreements to which they are not party. For the avoidance of doubt, the Lender shall have no rights with respect to the Swap Transaction and the Swap Counterparty shall have no rights with respect to the Credit Agreement. Amendments to each of the documents constituting the Swap Transaction shall be permitted only as set forth therein.

Section 5.  Miscellaneous. This Framework Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Framework Agreement by signing any such counterpart. THIS FRAMEWORK AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Paragraph headings have been inserted in this Framework Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Framework Agreement and shall not be used in the interpretation of any provision of this Framework Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WAIVER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

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IN WITNESS WHEREOF, the parties hereto have caused this Framework Agreement to be executed and delivered by their respective officers thereunto duly authorized.

CEMEX, S.A.B. de C.V.

By: /s/ Humberto Francisco Lozano Vargas
Name:  Humberto Francisco Lozano Vargas
Title:    Corporate Finance Officer

[SIGNATURE PAGE - FRAMEWORK AGREEMENT]

CEMEX MÉXICO, S.A. de C.V.

By: /s/ Humberto Francisco Lozano Vargas
Name:  Humberto Francisco Lozano Vargas
Title:    Corporate Finance Officer

[SIGNATURE PAGE - FRAMEWORK AGREEMENT]

CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE  C.V.

By: /s/ Humberto Francisco Lozano Vargas
Name:  Humberto Francisco Lozano Vargas
Title:    Corporate Finance Officer

[SIGNATURE PAGE - FRAMEWORK AGREEMENT]

BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE  BANCA MÚLTIPLE, GRUPO FINANCIERO  SANTANDER

By: /s/ Alfonso Vazquez Moreno
Name: Alfonso Vazquez Moreno
Title:   Attorney-in Fact

BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE  BANCA MÚLTIPLE, GRUPO FINANCIERO  SANTANDER

By: /s/ Francisco Mejia Ortega
Name: Francisco Mejia Ortega
Title:  Attorney-in Fact

[SIGNATURE PAGE - FRAMEWORK AGREEMENT]

Consented to and Accepted by:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. acting
through its New York Branch, as the Lender

By: /s/ Rodolfo Hare
Name:  Rodolfo Hare
Title:    Vice President, Global Corporate Banking

By: /s/ Cristian Aguirre
Name:  Cristian Aguirre
Title:    Assistant Vice President, International Corporate Banking

[SIGNATURE PAGE - FRAMEWORK AGREEMENT]